UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934(Amendment No. ___)

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SYBASE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYBASE, INC.

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
May 27, 2004

TIME:	10:00 a.m., Thursday, May 27, 2004

PLACE:	Sybase, Inc.
United Nations Conference Room
One Sybase Drive
Dublin, California 94568

BUSINESS:	• Election of three Class III directors

• Adoption of the Sybase, Inc. Amended and Restated 2003 Stock Plan

• Ratification of Ernst & Young LLP as independent auditors for 2004

• Transaction of other business properly brought before the meeting

RECORD DATE:	You are entitled to vote on these matters if you were a stockholder of record at the close of business Thursday, April 1, 2004.

HOW TO VOTE:	If you are not able to attend the meeting in person, you can vote (1) on the Internet, (2) by telephone, or (3) by completing and signing the enclosed proxy card and mailing it as soon as possible in the enclosed envelope. Please see specific instructions printed on your proxy card.

By Order of the Board of Directors

DANIEL R. CARL
Dublin, California	Vice President, General Counsel,
April 19, 2004	and Secretary

This Notice of Meeting and accompanying Proxy Statement and proxy card are first being distributed on or about April 29, 2004

GENERAL INFORMATION
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THESE NOMINEES
CORPORATE GOVERNANCE MATTERS
ADOPTION OF AMENDED AND RESTATED 2003 STOCK PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
APPENDIX 1
APPENDIX 2

SYBASE, INC.

PROXY STATEMENT

GENERAL INFORMATION

Your votes are solicited on behalf of the Sybase, Inc. Board of Directors for matters to be decided at the 2004 Annual Meeting of Stockholders. The meeting is set for 10:00 a.m. (PDT) on Thursday, May 27, 2004 in the United Nations Conference Room at the Company’s principal executive offices, One Sybase Drive, Dublin, California 94568 (see map on back cover).

Record Date

You are entitled to vote at the Annual Meeting if you were a Sybase stockholder at the close of business on the April 1, 2004 Record Date. On that date, 97,430,102 shares of Common Stock were issued and outstanding. No Preferred Stock was issued or outstanding. The closing price of Sybase Common Stock on the Record Date was $20.88 per share, according to the New York Stock Exchange (NYSE).

How to Vote or Revoke Your Proxy

You can vote your shares by telephone, on the Internet at www.proxyvote.com, by mail, or in person at the Annual Meeting. Instructions for each voting method appear on your enclosed proxy card. You may revoke your proxy anytime prior to the vote at the Annual Meeting by (1) notifying Sybase in writing, (2) issuing a later proxy, or (3) voting in person at the meeting. If you previously granted a proxy, but decide to attend the meeting in person, your proxy will be voted as previously instructed unless you vote in person at the meeting.

How Your Votes Are Counted

• One Share, One Vote. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each proposal presented at the Annual Meeting. All votes cast at the Annual Meeting will be tabulated by Georgeson Shareholder, who will serve as inspector of election at this year’s meeting.

• Quorum. A majority of the shares entitled to vote on the Record Date constitutes a quorum required to conduct business at the Annual Meeting. The meeting will be adjourned unless at least that number of shares is represented in person or by proxy.

• “Votes Cast” means the votes cast on a particular matter. It includes votes “FOR”, “WITHHELD,” “AGAINST,” and “ABSTAIN,” but does not include broker non-votes (see “Broker Non-Votes,” below).

• What Your Vote Means

     On Election of Directors. You may vote “FOR” or “WITHHELD” for each nominee. A “WITHHELD” vote is counted toward a quorum only. The three director nominees with the greatest number of “FOR” votes (even if not a majority of Votes Cast) will be elected. There is no cumulative voting in the election of directors.

     On Other Proposals. You may vote “FOR,” “AGAINST” or “ABSTAIN.” The vote required on each matter described in this Proxy Statement (other than the election of directors) is the affirmative vote of a majority of the Votes Cast on that matter. Abstentions are counted toward a quorum and are also counted as Votes Cast. This means an abstention has the same effect as a vote “AGAINST.” For example, if there are 210 Votes Cast, and 99 shares are voted “FOR” a proposal, 75 are voted “AGAINST,” and 36 “ABSTAIN,” the proposal is defeated since it will not pass by a majority (i.e., at least 106) of the Votes Cast.

• What if I Don’t Vote? If you sign and return your proxy card, but don’t indicate how your shares are to be voted, your shares will be voted “FOR” all of the Company’s director nominees and “FOR” all other proposals described in this Proxy Statement. The Company’s proxy holders will have discretion to vote your shares on any new business submitted for a stockholder vote at the Annual Meeting.

• Broker Non-Votes. If you hold your shares in “street name,” it means your Sybase stock is held in an account maintained by your broker, bank or other qualified agent. The stock is registered in your agent’s name for your benefit. If you do not instruct the agent how to vote the Sybase stock in your account, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a certain matter without instructions from the beneficial owner, and such instructions are not given. Broker non-votes will be counted to determine whether a quorum is present, but are not considered “Votes Cast.”

Multiple Sets of Proxy Materials

Under applicable SEC rules, only one set of proxy materials will be delivered to multiple stockholders sharing the same address, unless we receive contrary instructions from a stockholder at that address. If you share an address with another stockholder and you wish to receive additional sets of proxy materials, please contact us Sybase, Inc., Investor Relations, One Sybase Drive, Dublin, CA 94568 (tel: 925-236-5000) to request these materials at no cost to you. Similarly, if you share an address with another stockholder and you want to eliminate the receipt of duplicate sets of materials, please contact us to request a single set of these materials for your household in the future.

Electronic Delivery; Requesting Copies

You may enroll for “paperless” electronic delivery at http://www.icsdelivery.com/sybs/index.html and receive our annual report and proxy materials by e-mail. Documents referenced in this Proxy Statement as being available on our website at www.sybase.com/about_sybase/investorrelations under “Corporate Governance” can also be requested in hard copy format free of charge by contacting Investor Relations, One Sybase Drive, Dublin, California 94568 (phone: 925-236-5000), e-mail: investorrelations@sybase.com.

Proxy Solicitation

We will pay the cost of soliciting stockholder proxies, and have retained Georgeson Shareholder to assist us in this process for an estimated $7,000, plus expenses. We may also reimburse brokers and others for their expenses in forwarding solicitation materials to beneficial owners. No additional amounts will be paid for any proxies solicited by any of our directors, officers or employees.

ELECTION OF DIRECTORS

Our current eight-member Board of Directors is divided into three classes, each having a three-year term expiring in successive years, as shown below. All of the directors other than Mr. Chen are non-employee directors. Three Class III directors to be elected at the Annual Meeting will hold office until their term expires at the Annual Meeting of Stockholders in 2007, or until their earlier resignation or removal.

The nominees are: Cecilia Claudio, L. William Krause, and Robert P. Wayman. All of the nominees have advised the Company that they will serve if elected. Your shares will be voted as you instruct, but if you submit your proxy without voting instructions, your shares will be voted “FOR” the election of these nominees.

Class	Director	Current Term Expires
I	John S. Chen	2005
	Alan B. Salisbury

II	Richard C. Alberding	2006
	Jack E. Sum
	Linda K. Yates

III	Cecilia Claudio
	L. William Krause	2004
	Robert P. Wayman

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THESE NOMINEES

Director Biographical Information

The following table sets forth information about our current Board of Directors, including the nominees described above. There are no family relationships among any Company executive officers or directors.

John S. Chen Director since 1997 Age 48	Mr. Chen has been Chairman, Chief Executive Officer and President of Sybase, Inc. since November 1998. He is also a director of the Walt Disney Company, an entertainment and media company.

Richard C. Alberding Director since 1993 Age 73	Mr. Alberding served as an Executive Vice President of Hewlett-Packard Company, a computer and electronics company, before retiring from that company in 1991. He had served in various management positions with HP beginning in 1958. Mr. Alberding is also a director of Stratex Networks, Inc., a supplier of digital microwave radios, Kennametal, Inc., a tooling company, Elevon, Inc., an IT solutions company, and PC-TEL, a software modem company.

Cecilia Claudio Director since 1999 Age 49 Nominee	Ms. Claudio has been Executive Vice President and Chief Information Officer of Zurich Financial Services, the parent company of Farmers Group, Inc., a large automobile and home insurance company, since March 2003. Immediately prior to her promotion, Ms. Claudio had served as Senior Vice President and Chief Information Officer of Farmers Group, Inc. since 1998.

L. William Krause Director since 1995 Age 61 Nominee	Mr. Krause has been Chairman of the Board and Chief Executive Officer of Caspian Networks, Inc., an IP networking system provider, since April 2002. In addition, Mr. Krause has been President of LWK Ventures, a private investment company, since 1991.. From September 2001 to February 2002, Mr. Krause was Chairman and Chief Executive Officer of Exodus Communications, Inc., a provider of Internet outsourcing services, which he guided through Chapter 11 Bankruptcy to a sale of assets. Mr. Krause currently serves as a director of Packateer, Inc., a provider of application traffic management systems, and Pinnacle Systems, Inc., a provider of digital media systems.

Alan B. Salisbury Director since 1993 Age 67	Mr. Salisbury has been an independent management consultant to the information technology industry since July 1999. From August 1998 through June 1999, he served as Chairman of the U.S. subsidiary of Learning Tree International, a provider of advanced technology and technical management training. From 1993 through June 1999, Mr. Salisbury served as that company’s President, and he served as a director from June 1994 through June 2001. He also served as a director of Template Software, Inc., an enterprise application integration and tools development company, from January 1998 through December 1999.

Jack E. Sum Director since 2004 Age 61	Mr. Sum is a Certified Public Accountant and served as a Partner of PricewaterhouseCoopers, an accounting firm, from 1980 until his retirement in July 2003. Beginning in 1995. Mr. Sum served as the firm’s San Francisco Bay Area Audit Methods Partner and Risk Management Partner. During his career with PwC, which began in 1968, Mr. Sum was responsible for audit, tax and consulting efforts for a variety of national and multi-national companies ranging in size from $5 million to $10 billion in sales. Mr. Sum is a member of the American Institute of Certified Public Accountants and a member of the California, Wisconsin and Indiana Institutes of Certified Public Accountants.

Robert P. Wayman Director since 1995 Age 58 Nominee	Mr. Wayman has been Chief Financial Officer of Hewlett-Packard Company, a computer and electronics company, since 1984, and its Executive Vice President, Finance and Administration since 1992. From December 1993 through May 2002, he also served as a director of HP. He is currently serving as a director of Portal Software, Inc., a software company, and CNF Inc., a provider of global supply chain services. Mr. Wayman is also Director of the Private Sector Council and member of the Kellogg Advisory Board to Northwestern University School of Business.

Linda K. Yates Director since 2000 Age 41	Ms. Yates is a founder of Strategos, an international strategy consulting firm, where she served as Chief Executive Officer from January 1995 through August 1999. Ms. Yates currently serves as a Senior Advisor to large corporations and acts as a bridge between the Silicon Valley and large multi-national corporations. She is currently a Henry Crown Fellow with the Aspen Institute.

Non-Employee Director Compensation

During 2003, the Company paid fees to its non-employee directors according to the following table. The Company generally reviews non-employee director compensation annually, and makes adjustments, if any, effective from April 1 of the same year through March 31 of the following year. All retainers are paid in four quarterly installments, but are discontinued upon a director’s resignation if not already earned.

	April 1, 2003 to	April 1, 2002 to
	March 31, 2004 ($)	March 31, 2003 ($)
Annual retainer	$32,600	$26,000
Per Regular Board meeting attended in person	1,600	1,500
Per Regular Board meeting attended by video or phone	1,600	750
Per Special Board meeting exceeding one hour (attended in person, by video or telephone)	1,600	750
Per Regular or Special Committee meeting exceeding one hour (attended in person, by video or phone):
- Chairperson	1,900	1,900
- Committee member	1,600	1,600
Additional annual retainer for committee chairperson	4,600	3,500
Additional annual retainer for lead independent director	13,000	10,000
Out-of-pocket travel expenses associated with meeting attendance	Actual reasonable	Actual reasonable

On February 3, 2003, each of our non-employee directors (other than Mr. Sum, who was not a director in 2003) was granted an option to purchase 26,000 shares of our Common Stock under the Company’s 2001 Director Option Plan (“2001 Plan”) at an exercise price of $14.19 per share. Under the 2001 Plan, each non-employee director is granted a non-discretionary automatic option to purchase 20,000 shares of Common Stock as of the date he/she first becomes a director. Additionally, each non-employee director who has served a minimum of five months is granted a non-discretionary automatic option to purchase 26,000 shares of Common Stock on the first trading day of each February at an exercise price equal to the fair market value of the stock on that date. All options granted under the 2001 Plan vest monthly over a four-year period from the grant date. On February 2, 2004, each non-employee director (other than Mr. Sum, who became a director as of February 4, 2004) was granted a non-discretionary automatic option to purchase 4,000 shares of Common Stock at an exercise price of $21.55 under the 2001 Plan, following which no further shares remained available for issuance under the 2001 Plan. Mr. Chen, our only employee director, does not receive compensation, expense reimbursement or stock option grants for serving as a director or for attending Board or committee meetings.

CORPORATE GOVERNANCE MATTERS

Sybase is committed to strong principles of corporate governance and business ethics. The Company is in compliance with all applicable corporate governance requirements of the NYSE, the SEC and the Sarbanes-Oxley Act of 2002. Our “Statement of Values and Business Ethics” is available on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations.

Corporate Governance Guidelines

The Board's Corporate Governance Guidelines have been amended to comply with revised NYSE listing standards. These policies are intended to guide the Company and the Board on a variety of corporate governance matters including director responsibilities, director independence, Board composition, director continuing education, Board committees, and management development and succession planning. Our Corporate Governance Guidelines are available on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations.

Board Independence

None of our non-employee directors has any direct or indirect material relationships with the Company, and each of them is “independent” within the meaning of the Company’s director independence standards set forth in our Corporate Governance Guidelines and the NYSE listing standards regarding director independence. As set forth in our guidelines, a director’s relationship with the Company is considered “material” if, in the judgment of the Board as a whole, such relationship would interfere with a director’s independent judgment with respect to the Company.

Board of Directors and Board Committees

The Board of Directors held six (6) meetings during 2003, and no incumbent director attended fewer than 75% of the total of all Board and committee meetings held last year during his or her service as a director or committee member. Our directors are invited but are not required to attend our Annual Meetings of Stockholders. Last year, none of our directors other than Mr. Chen attended the Annual Meeting.

The Board currently has three standing committees — Audit, Compensation, and Board Affairs — each of which operates under a written charter adopted by the Board. All of the committee charters are available on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations. The table below shows the number of Board committee meetings held during 2003, current committee membership, and each committee’s principal functions.

Board Committees	Principal Functions
Audit (1)	•	carries out mandates of Audit Committee Charter, including the following:
Mr. Salisbury (Chair)	•	selection, engagement and oversight of the Company’s independent auditors
Ms. Claudio	•	pre-approval of all audit and non-audit related services to the Company and its subsidiaries
Mr. Sum (2) Mr. Wayman	•	oversight of the Company’s internal controls, disclosure controls, internal audit function and independent audit of Company’s financial statements
	•	receipt and investigation of all complaints and concerns regarding the Company’s internal controls, and audit and accounting practices
	•	9 meetings in 2003

Compensation (2)	•	carries out mandates of the Compensation Committee Charter, including the following:
Mr. Alberding (Chair) Mr. Krause Ms. Yates	•	review and approval of corporate goals relevant to CEO’s compensation and determination, and recommendation to the full Board of CEO’s compensation based on CEO’s performance against such goals
	•	review and approval of compensation, incentive compensation plans and equity-based plans for Section 16 officers other than the CEO
	•	oversight of all Company compensation policies to assure their alignment with the long-term interests of the Company’s stockholders
	•	5 meetings in 2003

Board Affairs	•	carries out the mandates of the Board Affairs Committee Charter, including the following:
Mr. Wayman (Chair)	•	management and oversight of the Company’s Corporate Governance Guidelines
Mr. Krause	•	consideration and recommendation of all director nominees
Mr. Sum (2)	•	oversight of initial and on-going director education, Board composition, and management and succession planning
	•	4 meetings in 2003

(1)	No Audit Committee member serves on the audit committee of more than three public companies.

(2)	Mr. Sum joined the Board on February 4, 2004, and therefore did not attend any Audit Committee or Board Affairs Committee meetings during 2003.

(3)	No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, or has had any relationship with the Company, any of its subsidiaries or any other entity that is required to be disclosed in this Proxy Statement.

Lead Independent Director; Executive Sessions

Our Corporate Governance Guidelines provide for the Board designation of a Lead Independent Director from time to time. The Lead Independent Director is responsible for calling all special meetings of the independent directors, chairing all meetings of the independent directors and performing such other responsibilities as designated by a majority of the independent directors from time to time. Mr. Wayman is the current Lead Independent Director and has served in such capacity since May 1998. As part of our regular Board meetings, our independent directors meet in executive sessions separate from Company management and directors who are also employees of the Company.

Communicating with our Board

You may communicate in writing with any or all of Sybase’s directors via U.S. mail addressed to the Chairperson of the Board Affairs Committee c/o Sybase’s Corporate Secretary, One Sybase Drive, Dublin, California 94568. The Corporate Secretary will review and summarize all communications received for the purpose of expediting director review of matters communicated, and will forward correspondence directly to the directors as appropriate. This process has been approved by a majority of the independent directors.

Director Nominee Criteria and Process

The Board of Directors is responsible for approving candidates for Board membership, and has delegated the screening and recruitment process to the Board Affairs Committee. The Board Affairs Committee has adopted Policies and Procedures for Director Candidates intended to ensure the selection of qualified candidates who support the Company’s strategies, as well as its business and corporate governance principles. The Committee has not adopted minimum qualifications for director candidates. Rather, in evaluating potential director candidates, including those proposed by stockholders and others, the Committee takes into account a wide variety of factors including each candidate’s suitability, professional qualifications and expertise in relation to the composition and performance of the Board as a whole. From time to time, the Board Affairs Committee has retained a search firm to assist it in identifying potential director candidates. However, the nature, scope and expense of each such engagement is determined on a case-by-case basis and there are no standing arrangements between the Board Affairs Committee and any particular firms for this purpose. Our Policies and Procedures for Director Candidates are available on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations.

Stockholder Nominations for Director

The Board Affairs Committee considers director nominees recommended by our stockholders. Stockholder recommendations must be submitted in writing to Sybase, Inc., attn: Corporate Secretary, One Sybase Drive, Dublin, California 94568, and must include certain prescribed information, including the proposed candidate’s personal and business information, the class and number of Company securities he/she owns, and a description of the proposed candidate’s relationships with the Company and the recommending stockholder. Recommendations must also be accompanied by personal references, including a supporting statement from the recommending stockholder regarding a proposed candidate’s character and judgment. Our Policies and Procedures for Director Candidates (available on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations) describes other relevant criteria, as well as the Board Affairs Committee’s process for evaluating and identifying director candidates selected and recommended to the full Board for nomination. In addition, the stockholder must give timely notice of a proposed nomination to our Corporate Secretary in accordance with our Bylaws, which generally require that our Corporate Secretary receive notice within the time period described under “Deadline for Receipt of Stockholder Proposals for the 2005 Annual Meeting” beginning on page 24.

STOCK OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERS

This table shows how Sybase shares were beneficially owned as of the Record Date by (i) entities holding more than 5% of our issued and outstanding Common Stock, (ii) by each current director and director nominee, (iii) each Named Executive Officer named in the “Summary Compensation Table” on page 15, and (iv) all current directors and executive officers as a group. On the Record Date, 97,430,102 shares of Common Stock were issued and outstanding.

	Shares Beneficially	Approximate Percent
Name of Beneficial Owner	Owned (#)	of Class (%)
Lord, Abbett & Co. (1) 90 Hudson Street Jersey City, NJ 07302	8,187,146	8.5%

Entities affiliated with Barclays Global Investors, N.A. (2) 45 Fremont Street, 17th Floor San Francisco, CA 94105	5,871,191	6.1

Entities affiliated with Legg Mason, Inc. (3) 100 Light Street Baltimore, MD 21202-1476	5,549,300	5.7

Private Capital Management (4) 8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108	5,453,200	5.6

John S. Chen (5)(6)(7)(8)	?,561,273	3.6

Michael Bealmear (5)(6)(7)(8)(9)	2,780	*

Marty Beard (5)(6)(7)(8)	312,686	*

Raj Nathan (5)(6)(7)(8)	336,032	*

Pieter A. Van der Vorst (5)(6)(7)(8)	303,208	*

Thomas Volk (5)(6)(8)	86,815	*

Richard C. Alberding (5)(6)	112,500	*

Cecilia Claudio (5)(6)	64,500	*

L. William Krause (5)(6)	112,500	*

Alan B. Salisbury (5)(6)	112,500	*

Jack E. Sum (5)(6)	0	0

Robert P. Wayman (5)(6)	124,500	*

Linda K. Yates (5)(6)	68,500	*

All current executive officers and directors as a group (19 people) (5)(6)(7)(8)	6,076,251	5.9

*	less than 1%

(1)	Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2004, Lord, Abbett & Co., an investment adviser registered under the Investment Company Act of 1940 (“1940 Act”), claims beneficial ownership and sole voting and sole dispositive power as to all of the shares.

(2)	Based on Schedule 13G filed with the SEC on February 17, 2004, Barclays Global Investors, NA, a bank as defined in Section 3(a)(6) of the Securities Act of 1933 (“Securities Act”), claims beneficial ownership as to 4,641,414 shares, with sole voting and sole dispositive power as to 4,185,174 shares. Barclays Global Fund Advisors, an investment advisor registered under the 1940 Act, claims beneficial ownership and sole voting and dispositive power as to 1,204,777 shares. Barclays Bank Plc, a bank as defined in Section 3(a)(6) of the Securities Act, claims beneficial ownership and sole voting and dispositive power as to 25,000 shares.

(3)	Based on Schedule 13G filed with the SEC on February 17, 2004, various accounts managed by Legg Mason Funds Management, Inc. and Legg Mason Capital Management, Inc., investment advisory subsidiaries of Legg Mason, Inc., a parent holding company, have the right to receive (or the power to direct the receipt of) dividends, or the sales proceeds, from all of the shares. The interest of one account, Legg Mason Special Investment Trust, Inc., an investment company registered under the 1940 Act and managed by Legg Mason Funds Management, Inc., amounted to 5,179,300 shares.

(4)	Based on Schedule 13G filed with the SEC on February 13, 2004, Private Capital Management, Inc., an investment advisor registered under the 1940 Act, and Bruce S. Sherman and Gregg J. Powers, individuals, claim beneficial ownership and shared voting and dispositive power as to all of the shares.

(5)	Number of shares includes (i) shares subject to stock options that are exercisable within 60 days of the Record Date (see footnote 6 below), and (ii) restricted stock purchase rights granted in February 2004 under the Sybase, Inc. 1996 Stock Plan (“1996 Plan”) that are exercisable within the same 60-day period (see footnote 6 below). Unless otherwise noted, each named stockholder has sole voting and investment power with respect to all beneficially owned securities, subject to applicable community property laws and to the information contained in the footnotes to the table. Unless otherwise indicated, the address for each named stockholder is c/o Sybase, Inc., One Sybase Drive, Dublin, California 94568.

(6)	Includes the following shares subject to stock options and restricted stock purchase rights that are exercisable within 60 days of the Record Date:

	Sybase Stock Options	Sybase Restricted Stock Purchase
	Exercisable w/in 60 days (#)	Rights Exercisable w/in 60 days (#)
Mr. Alberding	111,500	0
Mr. Bealmear	0	0
Ms. Beard	280,948	8,000
Mr. Chen	2,744,665	250,000
Ms. Claudio	63,500	0
Mr. Krause	111,500	0
Dr. Nathan	303,284	8,000
Mr. Salisbury	111,500	0
Mr. Sum	0	0
Mr. Van der Vorst	265,111	10,000
Mr. Volk	56,243	20,000
Mr. Wayman	123,500	0
Ms. Yates	63,500	0
All current executive officers and directors (19 people)	5,012,939	326,000

(7)	This table shows the beneficial ownership of the common stock of Financial Fusion, Inc, (“FFI”), a majority-owned Sybase subsidiary, as of the Record Date, by individuals listed in the table. All of the securities reflected in the table are stock options to purchase common stock that are vested and exercisable within 60 days of the Record Date. Except for 39,975,000 shares of FFI common stock issued to the Company, and 8,754 shares of common stock issued to two former employees of FFI, there are no shares of FFI common stock issued and outstanding.

	FFI Common Stock Beneficially	Approximate Percent
	Owned (#)	of Class (%)
Mr. Chen	1,138,750	2.77%
Mr. Bealmear	1,458	*
Mr. Beard	2,291	*
Dr. Nathan	27,299	*
Mr. Van der Vorst	106,875	*
Mr. Volk	2,291	*
Mr. Alberding	0	0
Ms. Claudio	0	0
Mr. Krause	0	0
Mr. Salisbury	0	0
Mr. Sum	0	0
Mr. Wayman	0	0
Ms. Yates	0	0
All current Sybase executive officers and directors as a group (19 people)	2,203,959	5.22

(8)	This table shows beneficial ownership of the common stock of iAnywhere Solutions, Inc. (“iAS”), a majority-owned Sybase subsidiary, as of the Record Date, by the individuals listed in the table. All of the securities reflected in the table are stock options to purchase common stock that are vested and exercisable within 60 days of the Record Date. There are no shares of iAS common stock issued and outstanding.

	iAS Common Stock
	Beneficially	Approximate Percent
	Owned (#)	of Class (%)
Mr. Chen	757,916	*
Mr. Bealmear	0	*
Mr. Beard	14,166	*
Dr. Nathan	17,708	*
Mr. Van der Vorst	70,833	*
Mr. Volk	0	0
Mr. Alberding	0	0
Ms. Claudio	0	0
Mr. Krause	0	0
Mr. Salisbury	0	0
Mr. Sum	0	0
Mr. Wayman	0	0
Ms. Yates	0	0
All current Sybase executive officers and directors as a group (19 people)	2,098,538	*

*	not meaningful since there are no shares of iAS are issued and outstanding.

(9)	Mr. Bealmear resigned from the Company in February 2004.

ADOPTION
OF
AMENDED AND RESTATED 2003 STOCK PLAN

On March 25, 2004, the Board of Directors adopted the Sybase, Inc. Amended and Restated 2003 Stock Plan (the “Plan”), and now seeks stockholder approval of the Plan at the Annual Meeting. A key objective of the Plan is to consolidate all of the Company’s existing employee and non-employee director equity-based plans under a single program. The Plan also provides for several different types of equity awards in addition to stock options and restricted stock purchase rights.

The Company intends to issue awards under the Plan using existing shares available for grant under other Company plans (see “Shares Subject to the Plan,” below).

The Board believes the Plan is necessary to give the Company flexibility to (i) attract and retain qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to the Company’s success, and (iv) align the interests of Plan participants with those of the Company’s stockholders. In addition, the Board believes a robust equity compensation program is necessary to provide the Company with flexibility in negotiating strategic acquisitions and other business relationships to further expand and grow our business.

Without the ability to grant equity-based awards for these purposes, we may not remain competitive for qualified non-employee directors and executives, and skilled employees and consultants in the high technology industry, particularly against similar companies vying for a limited talent pool. The provisions of the Plan are summarized below. Except for a one-time grant of NQSOs to our non-employee directors upon stockholder approval of the Plan (see “Awards to Non-Employee Directors,” below), there has been no determination with respect to future awards under the Plan as of the date of this Proxy Statement. See also “Participation in the Plan,” below.

Except for 555,745 shares reserved for issuance under the Company’s 1999 Nonstatutory Stock Plan (“1999 Plan”), a non-stockholder approved plan, all shares to be reserved for issuance under the Plan have been previously approved by the Company’s stockholders The total number of shares that initially may be issued under the Plan is roughly equal to 5.02% of our total outstanding shares on the Record Date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Summary of the Amended and Restated 2003 Stock Plan

General. The Amended and Restated 2003 Stock Plan provides for grants of stock options, stock appreciation rights (SARs), restricted stock, performance shares, performance units and deferred stock units (sometimes referred to individually or collectively as “Awards”), to non-employee directors, officers, employees, and consultants of the Company and its subsidiaries. Stock options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (ISOs), or nonqualified stock options (NQSOs).

Plan Administration; Amendment and Termination. The Board and/or one or more of its committees shall administer the Plan in accordance with applicable law (“Administrator”). The Administrator may, amend, suspend or terminate any portion of the Plan for any reason, but must obtain stockholder consent for any material Plan amendment, or the consent of affected Plan participants if any such action alters or impairs any obligations regarding Awards that have been granted. Additionally, see “No Material Amendments or Re-Pricing without Stockholder Approval,” below. The Plan terminates in 2014. However, such termination will not affect Awards granted under the Plan prior to termination.

Shares Subject to the Plan. No additional shares are required in connection with approval of the Plan. The Company intends to issue Awards under the Plan using existing shares available for grant under other Company plans adopted and (except for the 1999 Plan) authorized by our stockholders prior to the proposed amendment. In addition to the 2,500,000 shares available for grant under the Sybase, Inc. 2003 Stock Plan, the Company proposes to add to the Plan (i) up to 1,836,351 shares available for grant under the 1996 Plan as of the March 25, 2004 plan adoption date (“Plan Adoption Date”); plus (ii) up to 555,745 shares available for grant under the 1999 Plan as of the Plan Adoption Date; plus (iii) any shares represented by awards granted and outstanding under the 1996 Plan, the 1999 Plan, or the 1992 or 2001 Director Option Plans (collectively, the “Existing Plans”) as of the Plan Adoption Date that are subsequently forfeited or cancelled or expire without delivery of shares. Upon stockholder approval of the Plan, no further shares will be issued under any Existing Plan. When Awards made under the Plan expire, or are forfeited or cancelled, the underlying shares will become available for future Awards under the Plan. Shares awarded and delivered under the Plan may be authorized but unissued, or reacquired shares.

Eligibility for Awards. Employees, officers, consultants and non-employee directors of Sybase or its subsidiaries may be granted Awards under the Plan. Except for non-employee directors who receive prescribed initial and annual Awards under the Plan within prescribed parameters, (see “Awards to Non-Employee Directors,” below), the Plan Administrator determines which individuals will receive Awards, as well as the number and composition of each Award grant. Awards under the Plan may consist of a single type or any combination of the types of Awards permissible under the Plan as determined by the Administrator (or by the full Board in the case of Awards to non-employee directors). These decisions may be based on various factors, including a participant’s duties and responsibilities, the value of the participant’s past services, his/her potential contributions to the Company’s success, and other factors. As of the Record Date, the Company had 3,654 employees, seven non-employee directors, and fewer than 100 consultants.

Awards to Non-Employee Directors. The Plan provides for initial and annual Awards to non-employee directors within prescribed parameters. Under the Plan, each non-employee director is entitled to receive the following: (i) an initial Award having a value not to exceed $308,000 (as determined under applicable accounting guidelines) as of the date the individual first becomes a director; and (ii) an annual Award on the first trading day of February each calendar year during the individual’s term as a director having a value not to exceed $400,000 (as determined under the same accounting guidelines), as of such date. The Plan also provides that each non-employee director may elect to forego receipt of all or a portion of the director’s annual director compensation otherwise due in exchange for an Award under the Plan. The number of shares subject to an Award (other than NQSOs) shall equal (a) the amount of foregone compensation divided by (b) the FMV (as defined in the following paragraph) of a share on the date the compensation otherwise would have been paid (rounded up to the nearest whole number of shares). If the Award consists of NQSOs, the number of options granted shall be determined by dividing the cash amount foregone by a value determined under an option pricing model determined by the Plan Administrator (e.g., Black-Scholes or binomial pricing model), rounded up to the nearest whole number of shares.

Under the Company’s 2001 Director Option Plan (“2001 Plan”), all of our non-employee directors (other than Mr. Sum) were granted an option to purchase 4,000 shares of Common Stock on February 2, 2004, after which there were no further shares available for grant under the 2001 Plan. These directors otherwise would have been granted a non-discretionary option to purchase a total of 26,000 shares under the 2001 Plan. Therefore, as soon as possible following approval of the Plan by the stockholders at this year’s Annual Meeting, each non-employee director who was granted an option to purchase 4,000 shares under the 2001 Plan on February 2, 2004, will be entitled to receive a one-time make-up grant of 22,000 NQSOs under the Plan at an exercise price equal to 100% of the closing price per share of the Company’s Common Stock on the NYSE on the date the option is granted (“FMV”), so that each such director will have been granted options to purchase an aggregate of 26,000 shares in 2004. Mr. Sum, who joined the Board on February 4, 2004, would have been granted a non-discretionary option to purchase 20,000 shares under the 2001 Plan. Therefore, upon stockholder approval of the Plan, Mr. Sum will be entitled to a one-time make-up grant of 20,000 NQSOs (occasioned by his appointment to the Board) at an exercise price equal to the FMV of the shares on the date his option is granted. All of the options subject to the above-described make-up grants will vest as if they had been granted on February 2 and 4, 2004, respectively, under the 2001 Plan.

Exercise Price Limitations. The Plan Administrator will determine the exercise price for the shares underlying each Award on the date the Award is granted. However, the exercise price for shares under an ISO may not be less than 100% of FMV on the date the Award is granted. The exercise price for freestanding SARs and NQSOs may not be less than 85% of FMV. There is no minimum exercise price prescribed for performance shares and restricted stock awarded under the Plan. However, no more than an aggregate of 20% of the total shares reserved for issuance under the Plan may be granted pursuant to Awards with an exercise or purchase price of less than 100% of FMV. See “Cap on Discounted Awards; Individual Grant Limits,” below.

No Material Amendments or Re-Pricing without Stockholder Approval. Except for adjustments upon changes in capitalization, dissolution, merger or asset sale, the Plan prohibits the Company from making any material amendments to the Plan or decreasing the exercise price or purchase price of any outstanding Award (including by means of cancellation or re-grant) without stockholder approval. As of the Record Date, the closing price of our Common Stock as reported by the NYSE was $20.88 per share.

Cap on Discounted Awards; Individual Grant Limits . No more than an aggregate of 20% of the total shares reserved for issuance under the Plan may be granted pursuant to Awards with an exercise or purchase price less than 100% of FMV. Additionally, no participant may be granted Awards in any one year to purchase more than an aggregate total of the lesser of (i) 1% of the Company’s total number of outstanding shares immediately prior to the grant, or (ii) 2,000,000 shares. Such limitation is subject to proportional adjustment in connection with any change in the Company’s capitalization as described in the Plan. See also “Awards to Non-Employee Directors,” above.

Award Exercise; Payment of Exercise Price. The Administrator will determine when Awards become exercisable. However, no Award may have a term longer than 10 years from the date of grant unless otherwise approved by the Company’s stockholders, and no Award may be exercised after expiration of its term. Payment for any shares issued upon exercise of an Award shall be specified in each participant’s Award Agreement, and may be made by cash, check or other means specified in the Plan.

Tax Withholding. The Company shall have the right to deduct or withhold or require a participant to remit to the Company an amount sufficient to satisfy federal, state and local taxes (including FICA obligations, if applicable) required to be withheld with respect to the grant, exercise or vesting of any Award.

Effect of Termination, Death, Disability or Retirement. If a participant’s employment, consulting arrangement, or service as a non-employee director terminates for a reason other than death, disability or retirement, vesting of ISOs and NQSOs (and related SARs) generally will stop as of the effective termination date. Participants other than non-employee directors generally will have 3 months from their termination date to exercise vested unexercised options before they expire. Non-employee directors generally have a period of 12 months from the date they cease their service as a director to exercise their vested options before they expire. Longer post-termination exercise periods apply in the event of retirement (in the case of employee participants only), or a termination of employment or cessation of service resulting from death or disability. The post-termination exercise period may be as short as 5 business days if a participant is dismissed for cause.

Nontransferability of Awards. Unless otherwise determined by the Administrator, Awards granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised by the participant only during the participant’s lifetime.

Stock Appreciation Rights. Stock appreciation rights (SARs) may be granted on a standalone basis, in addition to, or in tandem with other Awards under the Plan. Under the Plan, freestanding SARs may be granted with an exercise price of not less than 85% of FMV. Tandem SARs may be exercised for all or part of the shares as to which the related Award is then exercisable. Upon exercise of a SAR, a participant is entitled to receive an amount determined by multiplying (a) the difference between the SAR exercise price and the FMV of the shares on the exercise date, times (b) the number of shares with respect to which the SAR is exercised. Payment may be made in the form of cash and/or shares of equal value. For example, assume a participant is granted 100 SARs with an exercise price of $Y. When the SARs become exercisable, assume the FMV of the shares is (3 x $Y) per share. Upon exercise of the SARs the participant is entitled to receive an amount equal to 100 (2 x $Y).

Restricted Stock. The Plan also permits the Company to grant restricted stock. The Plan Administrator has discretion to establish periods of restriction during which shares awarded remain subject to the Company’s right to repurchase if the participant’s employment or term of service terminates for any reason (including death or disability). Restrictions may be based on the passage of time, the achievement of specific performance objectives, or other measures as determined by the Administrator in its discretion. During periods of restriction, a participant has the right to vote his/her restricted stock and to receive distributions and dividends, if any, but may not sell or transfer any such shares.

Performance Shares/Units. The Plan also permits the Company to grant performance shares or units (i.e., entitling the participant to receive a cash payment equal to the value of a prescribed number of shares), upon the achievement of Company and/or individual performance objectives as determined by the Administrator. The Plan is designed to permit the Company to pay compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Each performance share will have an initial value equal to the FMV of the underlying shares on the grant date, and each performance unit will have an initial value determined in accordance with applicable accounting guidelines.

Deferred Awards. The Administrator, in its discretion, may permit a participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under an Award. Any such deferral elections shall be subject rules and procedures determined by the Administrator in its discretion. Once deferred, the cash or shares shall be subject to the claims of the Company’s general creditors.

Changes in Capitalization; Change of Control. The Plan provides for exercise price and quantity adjustments if the Company declares a stock dividend or stock split. Also, vesting or restriction periods may be accelerated if Sybase merges with another entity that does not either assume the outstanding Awards or substitute equivalent Awards. The Company has employment arrangements with certain executive officers that provide for accelerated vesting of stock options or the accelerated elimination of the Company’s repurchase right upon or following a change of control. See “Employment Agreements and Certain Transactions” on page 22.

Participation in the Plan. Except as otherwise provided in the Plan, the grant of Awards is subject to the discretion of the Plan Administrator. Other than the one-time make-up grants described under “Awards to

Non-Employee Directors,” above, no determinations have been made with respect to future awards under the Plan. Accordingly, the value of future awards is not determinable. The following table sets forth information under the 1996 Plan with respect to the grant of options and restricted stock purchase rights to the Named Executive Officers, to all current executive officers as a group and to all other employees as a group during the last fiscal year (no options or other awards have been granted under the Company’s existing 2003 Stock Plan):

AMENDED PLAN BENEFITS*

		Weighted		Weighted
		Average		Average
	Options	Exercise Price	Restricted Stock	Exercise Price
	Granted (#)	Per Share ($/sh.)	Awards (#)	Per Share ($/sh.)
John S. Chen	700,000	$14.10	250,000	$0.10

Michael Bealmear	25,000	14.10	15,000	0.10

Marty Beard	25,000	14.10	15,000	0.10

Raj Nathan	12,500	14.10	7,500	0.10

Pieter Van der Vorst	25,000	14.10	15,000	0.10

Thomas Volk	315,000	14.31	9,000	0.10

All current executive officers as a group	1,175,000	14.21	349,000	0.10

All non-officer directors as a group	156,000	14.19	0	—

All other employees as a group	1,332,750	14.91	9,000	0.10

* Reflects options and restricted stock granted under the 1996 Plan. During 2003, an aggregate total of 1,332,750 options were granted to all non-executive employees as a group (290,650 under the 1996 Plan and 1,042,100 under the Company’s 1999 Plan). Employees who (i) are officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, or (ii) who hold the title of vice president or above are not eligible to receive stock options or restricted stock purchase rights under the 1999 Plan.

Summary of Federal Income Tax Consequences

The following table summarizes certain U.S. income tax consequences relating to ISOs and NQSOs granted under the Plan.

ISO	Tax Consequences
ISO Grant	None

ISO Exercise	Optionee may be subject to alternative minimum tax

Sale or exchange of underlying shares more than (A) 2 years after grant and (B) 1 year after exercise	All gain or loss is treated as long-term gain or loss

Sale or exchange of underlying shares before either (A) or (B) holding period is satisfied	• Optionee recognizes ordinary income equal to the lower of: (i) the difference between the fair market value of the shares on the exercise date and the exercise price; or (ii) the difference between the sale price of the shares and the exercise price.
• Any gain or loss in excess of the ordinary income amount is treated as long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year from the option exercise date.
• Sybase takes a corresponding compensation deduction for all amounts taxed to optionee at ordinary income rates. For options granted on or after June 9, 2003, the optionee recognizes ordinary income equal to the fair market value of the shares on the date the option was exercised, less the option exercise price.

NQSOs	Tax Consequences
NQSO Grant	None

NQSO Exercise	• Optionee will recognize ordinary income to the extent the fair market value of the stock on the exercise date exceeds the exercise price; such amount will be subject to income tax withholding.
• Sybase takes a corresponding compensation deduction for all amounts taxed to optionee at ordinary income rates.

Sale or exchange of underlying shares	• Optionee will recognize long-term or short-term gain or loss, depending on whether the shares are held for more than 1 year from the date of option exercise.

These tables above are intended to summarize the effects of certain U.S. tax laws, and do not reflect the effect of tax laws of any state or foreign country, or tax consequences relating to a participant’s death. Reference should be made to relevant sections of the Internal Revenue Code of 1986, as amended.

Equity Compensation Plan Information

The following table contains aggregated information regarding our equity compensation plans as of December 31, 2003.

	Number of Securities	Weighted average	Number of Securities remaining
	to be issued upon	exercise price of	available for future issuance
	exercise of	outstanding	under equity compensation
	outstanding options,	options, warrants	plans (excluding securities
Plan category (1)	warrants and rights (#)	and rights ($/sh.)	reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	13,271,132	$16.26	4,966,559

Equity compensation plans not approved by security holders(2)	4,749,546	15.25	545,536

Total	18,020,678	14.40	5,512,095

(1) Includes all equity compensation plans in each category that were assumed by the Company in connection with merger, consolidation and acquisition transactions pursuant to which the Company may make subsequent grants or awards of Company securities in the appropriate category.

(2) A description of the Company’s 1999 Plan, the Company’s only non-stockholder approved equity plan, is set forth in Note Seven to the Company’s Consolidated Financial Statements, Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2003, which information is incorporated here by reference, and furnished simultaneously with this Proxy Statement.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP (“EY”), independent auditors, to audit the financial statements of the Company for the year ending December 31, 2004, and recommends that the stockholders ratify such selection. In the event of a negative vote, the Audit Committee will reconsider its selection. EY (or its predecessor) has audited the Company’s annual financial statements since the Company’s inception in 1984, and is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and applicable rules adopted by the SEC regarding mandatory audit partner rotation. Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions. Fees for professional services provided by EY in each of the last two fiscal years in each of the following categories are as follows:

	2003 ($)	2002 ($)
Audit Fees	$1,760,657	$1,458,220
Audit-Related Fees	404,273	540,300
Tax Fees	679,430	272,049
All Other Fees	0	0
TOTAL	$2,844,360	$2,270,569

Audit Fees include fees associated with the Company’s annual audit, the reviews of the Company’s filings with the SEC during the fiscal year, including its quarterly reports on Form 10-Q for the periods indicated, assistance with financial statements included in registration statements and reports filed with the SEC, and accounting consultations.

Audit-Related Fees include fees associated with attest services not required for statutory purposes, due diligence in connection with acquisitions, accounting consultations, audits in connection with proposed or consummated acquisitions and audits of the Company’s pension plan(s).

Tax Fees include tax compliance and international tax advice and planning services.

All Other Fees include support and advisory services related to the Company’s expatriate program and risk management advisory services. The Audit Committee did not approve payment for any services pursuant to the de minimis exception (i.e., services that, if rendered, would compromise auditor independence but were (i) less than 5% of the total fees paid to EY for the years noted; (ii) not recognized as non-audit services at the time of engagement; and (iii) brought to Audit Committee’s attention and approved prior to the completion of the audit). The Audit Committee of the Board of Directors determined that the non-audit services provided by EY as described above are compatible with maintaining such auditors’ independence.

Pre-Approval Policies and Procedures. During 2003, the Audit Committee pre-approved 100% of the fees described in the above table in accordance with its pre-approval policies and procedures. Generally, at the beginning of each fiscal year, the Audit Committee reviews a written report prepared by the independent auditor describing the proposed scope of services in each of the above categories for that year, including estimated fees and costs related to each activity. The independent auditor is not authorized to undertake any activities on behalf of the Company unless and until the Audit Committee has approved the auditor’s report. The Audit Committee regularly oversees and monitors all activities performed by (and all fees paid to) the independent auditor. The Audit Committee may authorize the CFO to engage the independent auditor directly to perform non-audit services that have been pre-approved by the Audit Committee, and which do not exceed a specified maximum dollar amount. The CFO is required to report all such engagements to the Audit Committee on a regular basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors in accordance with its amended and restated charter, as adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Company’s 2003 Annual Report on Form 10-K, and discussed the quality (not merely acceptability) of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. Accordingly, the Committee has discussed with such auditors the matters required to be discussed under SAS 61, as modified or supplemented, including such auditors’ judgments as to the quality and acceptability of the Company’s accounting principles, as well as other matters required to be discussed with the Committee under generally accepted auditing standards. The Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed the matter of auditor independence from management and the Company with the Company’s independent auditors. The Committee also considered the compatibility of non-audit services with the auditors’ independence. The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee regularly meets with the Company’s internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held nine meetings during fiscal year 2003.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) inclusion of the Company’s audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2003. The Committee also selected the Company’s independent auditors for fiscal 2004.

Report submitted by:

Alan B. Salisbury (Chairman)
Cecilia Claudio
Jack E. Sum
Robert P. Wayman

EXECUTIVE COMPENSATION

Summary Compensation Table

This table shows summary compensation information for the last three fiscal years for the Chief Executive Officer, and the five most highly compensated executive officers during 2003 (other than the CEO). These individuals are referred to as “Named Executive Officers.”

					Long-Term Compensation
		Annual Compensation			Awards
				Other	Restricted	Number of	All
				Annual	Stock	Shares	Other
		Salary	Bonus	Compensation	Awards	Underlying	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(5)	Options (#)(6)	($)(7)
John S. Chen	2003	900,000	496,100	174,893 (4)	3,525,000	700,000	1,500
Chairman of the Board,	2002	821,500	479,280	71,418 (4)	—	556,200	1,500
CEO and President	2001	821,500	314,635	70,455 (4)	4,368,000	1,175,000	1,500

Marty Beard	2003	305,599	83,489	—	211,500	25,000	1,500
Senior Vice President	2002	283,000	85,440	—	—	78,000	1,500
Corporate Development	2001	271,042	59,614	—	121,328	163,334	1,500
and Marketing

Raj Nathan (8)	2003	383,512	—	—	105,750	12,500	1,500
Senior Vice President &	2002	402,898	—	—	—	43,000	1,500
General Manager
Product and Technology Operations Group	2001	348,680	—	—	169,872	166,667	1,500

Pieter A. Van der Vorst	2003	324,850	107,113	—	211,500	25,000	1,500
Senior Vice President and	2002	305,720	101,088	—	—	65,000	1,500
Chief Financial Officer	2001	294,680	67,717	—	145,600	170,000	1,500

Thomas Volk (9)	2003	368,728	176,000	77,494	126,900	315,000	1,500
Executive Vice President	—	—	—	—	—	—	—
Worldwide Field	—	—	—	—	—	—	—
Organization

Michael Bealmear (10)	2003	467,375	—		211,500	25,000	—
(former)	2002	363,114	—	—	—	500,000	—
Executive Vice President
Worldwide Field Organization	—	—	—	—	—	—	—

(1)	Salary includes amounts earned for the year indicated (including any variable sales compensation) and deferred pursuant to the Company’s 401(k) plan, or pursuant to the Company’s Executive Deferred Compensation Plan.

(2)	Bonuses for each year include amounts earned for that year, regardless of when paid. Bonuses paid during the year are excluded if they were earned for and reported in a prior year.

(3)	Except for Mr. Chen and Mr. Volk, the aggregate amount of perquisites provided to each Named Executive Officer did not exceed the lesser of $50,000 or 10 percent of such individual’s combined salary and bonus for any year.

(4)	Includes amounts paid to Mr. Chen as set forth in the following table. For 2003 only, total also includes $51,921 cash payment in lieu of sabbatical leave benefit to which Mr. Chen was entitled under the Company’s Sabbatical Leave Plan, amended as of May 1, 2003, a copy of which was filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K for year ended December 31, 2003. Except for such sabbatical leave payout and Mr. Chen’s automobile allowance, all amounts include amounts paid to cover applicable income taxes.

		Equalization
		payments for	Reimbursement	Reimbursement
	Auto	forfeited 401(k)	of Supplemental	of Certain		Tax Return
	allowance	contributions from	Insurance	Medical/Dental	Legal	Preparation
Year	($)	prior employer ($)	Premiums ($)	Expenses ($)	Fees ($)	Fee ($)
2003	$18,000	$8,295	$66,693	$3,990	$11,322	$13,173
2002	18,000	6,910	35,882	8,265	—	10,626
2001	18,000	5,380	28,172	6,446	754	11,703

(5)	Reflects the fair market value of the shares as of the date restricted stock purchase rights were granted, less the purchase price. No dividends have been paid (and are not expected to be paid) on the restricted stock reflected in this column. In 2003, an aggregate of 349,000 shares of restricted stock were issued to the Named Executive Officers (see table below) and certain other senior executives pursuant to the exercise of such rights. During 2002, no restricted stock or stock purchase rights were issued. In 2001, an aggregate of 383,667 restricted shares were granted to the Named Executive Officers (see table) and certain other senior executives. In all cases, restricted stock purchase rights were granted under the Company’s 1996 Plan and were exercised at a price of $0.10 per share within six months from the rights grant date. The restricted stock awards in 2003 were granted on February 14, 2003 and the closing price of our stock on that date was $14.10 per share. Seventy percent (70%) of the restricted stock issued in 2003 remains subject to the Company’s right to repurchase if a recipient’s employment ends any time prior to the third anniversary of the rights grant date. Thirty percent (30%) of the restricted stock, issued to the CEO, remains subject to the Company’s repurchase right if his employment ends at any time prior to the fourth anniversary of the rights grant date. The 2001 restricted stock awards were granted on April 24, 2001 and the closing price of our stock on that date was $14.56 per share. All of the restricted stock purchased by executives in 2001 will be released free of further restrictions as of April 24, 2004, except for (i) 150,000 shares of restricted stock issued to Mr. Chen in 2001 that will become unrestricted, if at all, on the fourth anniversary of the rights grant date, (ii) 6,000 shares of restricted stock issued to a newly hired executive on June 1, 2001 at a price of $16.02, which will become unrestricted, if at all, on the third anniversary of the rights grant date, and (iii) approximately 24,000 restricted shares repurchased from executive officers who terminated their employment prior to expiration of the Company’s repurchase right.

		Dollar Value		Dollar Value of
		of Shares at		Shares at
	2003	12/31/03	2001	12/31/03
	Restricted	(absent	Restricted	(absent	Aggregate
	Stock	restrictions)	Stock Award	restrictions)	Value
	Award (#)	($)*	(#)	($)*	($)
Mr. Chen	250,000	$5,120,000	300,000	$6,144,000	$11,264,000
Mr. Beard	15,000	307,200	8,333	170,660	392,540
Dr. Nathan	7,500	153,600	11,667	238,940	512,000
Mr. Van der Vorst	15,000	307,200	10,000	204,800	184,320
Mr. Volk	9,000	184,320	—	—	307,200
Mr. Bealmear **	15,000	307,200	—	—	477,860

*	Value based on closing price of $20.58 per share at 12/31/03.

**	The Company repurchased Mr. Bealmear’s restricted shares when he resigned as an executive officer of the Company on February 3, 2004.

(6)	Reflects options to purchase Sybase Common Stock granted under the 1996 Plan. The Named Executive Officers also were granted options to purchase common stock in FFI and iAS, both majority-owned subsidiaries, during the past three years as shown below:

		Number of Shares
		Underlying Options to
		Purchase
		Common Stock
		FFI (#)(*)	IAS (#)(**)
Mr. Chen	2003	300,000	—
	2002		—
	2001		1,070,000
Mr. Beard	2003	10,000	—
	2002		—
	2001		20,000
Dr. Nathan	2003	30,000	—
	2002		—
	2001		25,000
Mr. Van der Vorst	2003	10,000	—
	2002		—
	2001		25,000
Mr. Volk	2003	10,000	—
	2002		—
	2001		—
Mr. Bealmear	2003	10,000	—
	2002		—
	2001		—

* Reflects options to purchase the common stock of FFI under the FFI 2001 Stock Option Plan.

** Reflects options to purchase the common stock of iAS under the iAS 2001 Stock Option Plan.

Descriptions of the 1996 Plan, the FFI 2001 Stock Option Plan and the iAS 2001 Stock Option Plan are set forth in Note Seven to the Consolidated Financial Statements, Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2003, which information is incorporated here by reference, and furnished simultaneously with this Proxy Statement.

(7)	Reflects 401(k) matching contribution received by all eligible Company employees for the fiscal years noted.

(8)	Dr. Nathan’s “Salary” for each year reflects base salary and variable sales compensation as follows:

Year	Base Salary ($)	Variable sales compensation ($)
2003	$315,285	$68,227

2002	303,160	99,738

2001	303,162	45,518

(9)	Mr. Volk’s “Salary” reflects base salary of $349,978 and variable sales compensation of $18,750. “Bonus” includes a $120,000 sign-on bonus paid to Mr. Volk when he joined Sybase as an executive officer in January 2003. “Other Annual Compensation” reflects a $3,100 financial planning expense incurred by the Company pursuant to the Executive Financial Planning and Service Program for Section 16 Officers effective February 5, 2003 (a summary of which is attached as Exhibit 10.36 to the Company’s 2003 Annual Report on Form 10-K), and $74,394 in taxable and non-taxable relocation expenses. All amounts paid included amounts to cover applicable income taxes.

(10)	Mr. Bealmear joined the Company as an executive officer in May 2002, and resigned in February 2004. His “Salary” for each year reflects base salary and variable sales compensation as follows:

Year	Base Salary ($)	Variable sales compensation ($)
2003	$400,000	$67,375

2002	262,307	100,806

Option Grants in Last Fiscal Year

Sybase Options. The table below shows Sybase stock options granted to the Named Executive Officers in 2003, and the potential realizable value of those stock options, assuming 5% and 10% annual rates of stock appreciation over the life of the options. All options reflected in the table have exercise prices equal to the fair market value of the Common Stock on the date of grant, and have a 10-year term. The 5% and 10% rates of appreciation are specified by the rules of the SEC and do not represent estimates or projections of future stock prices.

	Individual Grants
	Number of	% of Total			Potential Realizable Value
	Shares	Options			At Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation For Option
	Options	Employees	Price Per		Term ($)
	Granted	in 2003	Share	Expiration
Name	(#)(*)	(%)	($/sh.)	Date	5% ($)	10% ($)
John S. Chen	700,000	28.50%	$14.10	02/14/13	$6,207,190	$15,730,238

Marty Beard	25,000	1.02	14.10	02/14/13	221,685	561,794

Raj Nathan	12,500	0.51	14.10	02/14/13	110,843	280,897

Pieter A. Van der Vorst	25,000	1.02	14.10	02/14/13	221,685	561,794

	Individual Grants
	Number of	% of Total			Potential Realizable Value
	Shares	Options			At Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation For Option
	Options	Employees	Price Per		Term ($)
	Granted	in 2003	Share	Expiration
Name	(#)(*)	(%)	($/sh.)	Date	5% ($)	10% ($)
Thomas Volk	300,000	12.21	14.51	01/15/13	$2,737,578	$6,937,561

	15,000	0.61	14.10	02/14/13	133,011	337,077

Michael Bealmear	25,000	1.02	14.10	02/14/13	221,685	561,794

*	All options in the table were granted under the 1996 Plan and vest over a 3-year period at the rate of 1/6 after six months, then in equal monthly installments over the next 30 months, except Mr. Volk’s initial grant of 300,000 options which vests over a 4-year period at the rate of 1/8 after six months, then in equal monthly installments over the next 42 months. The exercise price of the options is equal to the fair market value of the Company’s stock on the grant date. Unexercised options expire (and become unexercisable) 10 years after the grant date. If an option holder’s employment terminates, vesting generally stops as of the termination date. However, the option holder generally has three months from that date to exercise any vested unexercised options before they expire. Longer post-termination exercise periods apply if termination results from other reasons, such as death or disability. Option vesting is accelerated if Sybase merges with another corporation that does not either assume the outstanding options or substitute equivalent options. The Company has employment arrangements with certain executives that provide for accelerated vesting upon or following a change of control. See “Employment Agreements and Certain Transactions” at page 22.

FFI Options. In 2003, the Named Executive Officers were granted options to purchase shares of common stock of FFI under the FFI 2001 Stock Option Plan at an exercise price equal to the estimated fair market value of the shares on the grant date. The shares of FFI are not publicly traded. Options expire ten years from the date of grant, three months after termination of employment, two years after death, or one year after permanent disability. Options are exercisable to the extent vested, subject to certain conditions, and vesting occurs at the rate of 20% per year over the 5-year period from the grant date.

	Individual Grants
	Number of	% of Total
	Shares	Options
	Underlying	Granted to	Exercise
	Options	Employees	Price Per		Grant Date
	Granted	in 2003	Share	Expiration	Present Value
Name	(#)(*)	(%)	($/sh.)	Date	($)(1)
John S. Chen	300,000	8.4	$0.78	8/15/13	$129,000

Marty Beard	10,000	*	0.78	8/15/13	4,300

Raj Nathan	10,000	*	0.78	8/15/13	4,300

Pieter A. Van der Vorst	30,000	*	0.78	8/15/13	12,900

Thomas Volk	10,000	*	0.78	8/15/13	4,300

Michael Bealmear	10,000	*	0.78	8/15/13	4,300

(1)	The weighted average grant date fair value options was $0.43 per share, as determined using the Black-Scholes option pricing model with the following weighted-average assumptions:

Expected volatility	64.54%
Risk-free interest rates	2.56%
Expected life (years)	4.25
Expected dividend yield	—

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

This table shows stock option exercises by the Named Executive Officers during 2003, and the number and value of unexercised “in-the-money” options held by them at the end of 2003. “In-the-money” means the option exercise price was less than the fair market value of the stock at December 31, 2003. None of the Named Executive Officers exercised iAS or FFI stock options in 2003.

			Number of		Value of Unexercised
	Shares		Shares Underlying		In-the-Money
	Acquired		Unexercised Options at		Options at
	on Exercise	Value Realized	Fiscal Year-End (#)		Fiscal Year-End ($)(3)
Name	(#)(1)	($) (2)	Exercisable	Unexercisable	Exercisable	Unexercisable
John S. Chen	210,000	$1,959,520	2,559,014	1,188,856	$19,229,440	$8,788,927
Marty Beard	13,000	77,761	242,493	110,841	1,125,380	820,270
Raj Nathan	60,000	596,384	296,906	66,314	2,212,166	506,568
Pieter A. Van der Vorst	53,500	347,300	257,806	87,194	1,348,782	528,493
Thomas Volk	50,000	297,025	22,908	242,092	140,756	1,473,944
Michael Bealmear	125,000	773,045	79,846	320,154	623,859	2,515,641

(1)	Each of the Named Executive Officers (other than Mr. Bealmear who is no longer with Sybase) has entered into an insider stock selling plan established under Rule 10b5-1 of the Exchange Act (“Rule 10b5-1 Plan”). A Rule 10b5-1 Plan allows an individual to establish non-discretionary stock selling instructions for stated amounts of the individual’s Company stock at a pre-set selling price before the individual becomes aware of material nonpublic information affecting the Company. Transactions executed pursuant to a Rule 10b5-1 Plan provide a participant with an affirmative defense against charges that he/she traded shares while in possession of material nonpublic information, even if the transactions occur during Company-imposed trading blackouts applicable to other Company insiders. Each of the Rule 10b5-1 Plans in which the Named Executive Officers participate contains pre-determined selling instructions that cannot be changed for a period of one year from the date the instructions first become effective.

(2)	Amount by which the fair market value of the stock exceeded the option exercise price on the exercise date.

(3)	Based on the NYSE closing price on December 31, 2003 ($20.58 per share), minus the exercise price of in-the-money options.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee believes the Company’s executive compensation programs should enable the Company to attract, motivate, and retain strong performers. These programs are designed to motivate the senior management team to achieve or exceed key objectives by making individual compensation directly dependent on the Company’s achievement of financial goals, and by providing significant rewards for exceeding those goals. The Committee believes that strong financial performance, on a sustained basis, is an effective means of affecting long-term stockholder return.

I. Executive Compensation Considerations

The Company takes the following factors into consideration in designing its executive compensation programs:

(a)	Compensation Positioning and Comparative Framework.

     The Company’s executive compensation programs are designed to deliver overall cash compensation, long-term incentives, and executive benefits competitive with comparable public technology companies. Bonuses are tied closely to corporate performance such that actual awards can vary considerably according to overall Company performance. See “Incentive and Special Bonuses,” Section I (b)(ii), below.

     The Company participates in several executive compensation benchmarking surveys that provide summarized data on levels of base salary, target annual cash incentives, and stock-based and other long-term incentives. Additionally, the Committee retains the services of an independent executive compensation consulting firm to perform parallel survey analyses and to make best-of-practices recommendations.

     In 2003, the Company analyzed competitive market compensation information from AoN-Radford Executive Salary Surveys for 20 publicly held peer software companies, and compared the results to the Company’s executive compensation. The peer software companies included two principal competitors and the majority ofcompanies with whom we compete for executive talent. Eleven of the companies comprising the S&P Systems Software industry index referenced in the Performance Graph on page 23 of this Proxy Statement are included in the group of 20 peer companies surveyed. The AoN-Radford surveys were supplemented by review of executive compensation data of peer companies from proxy statements filed with the SEC, Mercer and Economic Institute survey data, and input from executive compensation consultants on other factors such as market trends, look-back analysis of peer group companies, and best-of-practices recommendations.

(b)	Components of Executive Compensation. The Company’s executive compensation program has the following three primary components:

     (i) Base Salary. The Committee believes that executive salaries must be sufficiently competitive to attract and retain key executives. Base pay and annual increases are determined (A) primarily through an analysis of each individual’s salary and total target compensation relative to salaries for similar positions within the Company and at peer companies, and (B) to a lesser extent, through a subjective analysis of each individual’s contributions to the Company’s success. In 2003, 10 of the 14 executives received base salary increases ranging from 3% to 9.6%.

     (ii) Annual Target Incentive and Discretionary Bonuses. The Committee believes one of the key differentiators of executive compensation should be the variable portion provided by annual cash incentive programs. Incentive bonuses generally are awarded to executives if the Company meets or exceeds prescribed revenue and operating income objectives. If the Company fails to meet these objectives, awards may be significantly reduced or even eliminated if minimum thresholds are not achieved. Conversely, if the Company overachieves these objectives, awards may be significantly increased above target thresholds. In February 2003, the Committee established a total 2003 target incentive bonus amount (“Target Bonus”) for seven of the Company’s 14 executive officers (including the CEO). The Target Bonus ranged from 45% to 122% of each participating executive’s base salary. Fifty-percent (50%) of the total Target Bonus amount was tied to the achievement of a prescribed Company profit before tax (PBT) objective expressed on a pro forma basis (which excludes amortization of certain expenses, including certain purchased intangibles, unearned stock-based compensation and restructuring costs) (“PBT Component”), and 50% of the total Target Bonus was tied to achievement of a prescribed Company revenue objective (“Revenue Component”).

     The Committee determined that underachievement of the PBT objective by up to 30% would result in a corresponding reduction of the PBT Component of each executive’s Target Bonus, and that no PBT Component would be paid if the PBT objective was underachieved by more than 30%. Underachievement of the revenue objective by up to 5% would result in up to a 30% decrease in the Revenue Component of each executive’s Target Bonus, and no Revenue Component would be paid if the revenue objective was underachieved by more than 5%. For 2003, the Company achieved 90.1% of its PBT objective, but underachieved its revenue objective by more than 5%. Accordingly, each participating executive officer received a cash bonus amount for the year equal to 45% of his or her PBT Component only. The six executive officers that did not receive a Target Bonus were instead enrolled in variable compensation plans pursuant to which they earned variable sales compensation based on meeting or exceeding pre-determined revenue quotas. One executive officer participated in a program that combined features of both plans.

     In addition to the foregoing, the Compensation Committee has the right to recommend discretionary cash bonus awards proposed by the CEO or a member of the Compensation Committee based on a subjective evaluation of an executive’s individual contributions to the Company’s success. These bonuses are not based on predetermined measures of corporate performance or achievement of specified corporate objectives. No person serving as an executive officer in 2003 received a discretionary bonus for 2003.

     (iii) Equity-based Incentives. Stock options and the other equity-based awards such as restricted stock are a key component of executive compensation. Initial hire-on grants of stock options or restricted stock purchase rights to executives generally are recommended by the CEO and approved by the Compensation Committee, and are designed to be competitive with those offered by comparable technology companies for an executive’s job level. The initial award is intended to motivate the executive to make the kinds of decisions and to implement the types of strategies and programs that contribute to an increase in stockholder value over time. Additional equity-based awards generally are awarded to the Company’s executives on an annual basis. The size of these awards fall within a competitive range for an executive’s position and are granted to reflect an executive’s ongoing contributions to the Company’s success, to create an incentive to remain with the Company, and/or to provide a long-term incentive to help the Company achieve its financial and strategic objectives.

      Restricted stock purchase rights have also been granted in recent years to enhance these incentives. During 2003, an aggregate of 349,000 shares of restricted stock were issued to the Company’s executive officers. All such shares were acquired upon exercise of restricted stock purchase rights that were granted at a price of $0.10 per share, exercisable within six months of the rights grant date. Seventy percent (70%) of such restricted stock issued to executives other than the CEO remains subject to the Company’s right to repurchase the shares if a recipient’s employment ends any time prior to the third anniversary of the rights grant date. Thirty percent (30%) of the restricted stock (issued to the CEO) remains subject to the Company’s repurchase right if his employment ends at any time prior to the fourth anniversary of the rights grant date. See also “Employment Agreements and Certain Transactions” at page 22.

     In determining the amount of stock options and restricted stock purchase rights granted to an individual executive, the Committee considers such factors as (A) awards previously granted to an individual, (B) an individual’s outstanding awards, (C) the vesting schedule of the individuals’ outstanding awards, (D) the aggregate total of all outstanding options and awards, and (E) the relative quantities of awards offered by other companies to executives in comparable positions. Special additional stock options and other stock rights may be granted or approved from time to time to executive officers in connection with promotions, assumption of additional responsibilities and other factors.

(c) Other compensation considerations.

     The Company believes its benefit programs should be comparable for all employees. However, the Committee recommends additional benefits for certain individuals from time to time if it determines that the category and amount of such benefits are reasonable and necessary to provide additional incentives to attract or retain key executives. For example, in the case of the CEO, the Company agreed to provide him with certain benefits comparable to the benefits he received from his prior employer, pursuant to his employment agreement with the Company (see footnote 4 to “Summary Compensation Table” at page 16, and “Employment Agreements and Certain Transactions” at page 22).

II. 2003 Chief Executive Officer Compensation

     In February 2003, the Compensation Committee established base salary, Target Bonus compensation and equity-based compensation for the CEO retroactive to January 2003. In considering the CEO’s total compensation mix, the Compensation Committee reviewed various analyses and comparative survey data as described in Section I(a), above. In determining the 9.6% increase in the CEO’s base salary, the Committee took into consideration the fact that the CEO had achieved all but one of his prescribed objectives for 2003, and that he had no base salary increase in 2002. The full Board of Directors approved the Compensation Committee’s recommendation with respect to the CEO’s 2003 total compensation arrangement. The Target Bonus portion of the CEO’s cash compensation comprised 55% of his total cash compensation, and was calculated and paid as described in Section I(b)(ii), above.

     The Compensation Committee held five meetings in 2003. At several of these meetings, the CEO made recommendations to the Compensation Committee with respect to compensation adjustments for other executive officers and with respect to the structure and terms of these officers’ Target Bonuses and equity-based compensation arrangements. However, the CEO did not participate in the portions of the meetings during which his own compensation was deliberated.

III. Compensation Limitations

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations adopted thereunder by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to certain executive officers in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company believes that stock options awarded under the Company’s 1996 Plan can be excluded from calculating the $1.0 million limit. However, the Company does not currently anticipate taking actions necessary to exclude restricted stock or the Company’s executive Target Bonus plans from this calculation.

Report submitted by:

Richard C. Alberding (Chairman)
L. William Krause
Linda K. Yates

EMPLOYMENT AGREEMENTS AND CERTAIN TRANSACTIONS

John S. Chen. In June 2001, the Company entered into an amended and restated employment agreement with Mr. Chen, pursuant to which he serves as Chairman of the Board of Directors, Chief Executive Officer and President of the Company. The agreement provides for annual base salary and target incentive compensation adjustments approved by the Board of Directors, and employee benefits comparable to those he received from his prior employer. If his employment terminates without cause and not in connection with a change of control, as defined in his amended and restated change of control agreement (see “Executive Change of Control Agreements,” below). Mr. Chen’s agreement provides for a severance payment equal to 150% of his base pay and target annual cash bonus for the then-current fiscal year, continuation of his employee benefits for a period of 18 months from his effective date of termination, accelerated vesting of 100% of his then-outstanding stock options and the immediate release of 50% of his restricted stock from escrow. In August 2002, the Company and Mr. Chen amended Mr. Chen’s employment agreement, effective January 1, 2003, to provide for payment by the Company of premiums for coverage for Mr. Chen (plus an amount sufficient to cover federal and state income tax liability associated with such premium payments) under the Company’s U.S. Retiree Health Program which is available to all eligible Company employees. The benefits under this amendment continue if Mr. Chen’s employment is not terminated in connection with a change of control. See “Executive Change of Control Agreements,” below, regarding amounts payable to Mr. Chen in the event his employment terminates in connection with a change of control.

Executive Change of Control Agreements. The Company has entered into amended and restated change of control agreements with each of the Company’s current Chief Executive Officer, Chief Financial Officer, Senior Vice President, Corporate Development and Marketing, and General Counsel providing for severance payments equal to an amount not less than two times then-current annual base salary and annual target incentive compensation, accelerated vesting of 100% of his then-outstanding stock options and the immediate release of his restricted stock from escrow and continuation of benefits for two years. These benefits are payable upon a change of control, regardless of whether the officer is terminated. The Company has entered into similar amended and restated change of control agreements with each of its other current executive officers providing for similar benefits, but only if the officer’s employment is terminated upon or within 18 months following a change of control. A “change of control” means the first to occur of any of the following events: (i) any person becomes the direct or indirect beneficial owner of 50% or more of the Company’s voting securities (whether by tender offer or otherwise); (ii) there is a change in the composition of the Board of Directors as a result of which fewer than a majority of the directors are incumbent directors; (iii) a merger or consolidation involving the Company results in a conversion of the Company’s voting securities immediately prior to the transaction into less than 50% of the total voting power of the voting securities of the surviving entity; or, (iv) a sale of all or substantially all of the Company’s assets.

PERFORMANCE GRAPH

This graph and table compare the cumulative total return on a $100 investment in our Common Stock on December 31, 1998, with the cumulative total return on a $100 investment (assuming reinvestment of all dividends) in the indices noted. Eleven of the companies comprising the S&P Software Systems index are included in the group of 20 peer companies referenced in Section I (a) of the “Compensation Committee Report on Executive Compensation” beginning at page 19 above.

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
Sybase Inc.	$100	$230	$268	$213	$181	$278
S&P © 500	$100	$121	$110	$97	$76	$97
S&P © Systems Software	$100	$188	$94	$99	$75	$87

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our Section 16 officers and directors, and holders of more than 10% of any class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Forms 4 or 5 with the SEC. These individuals are also required to furnish the Company with copies of all Section 16(a) forms filed on their behalf.

Based solely on our review of the forms we received, or written notice from certain reporting persons that no Forms 4 or 5 were required, the Company believes that all required Section 16(a) filings were made on a timely basis in 2003.

OTHER MATTERS

Documents Incorporated by Reference

Note Seven to the Consolidated Financial Statements contained in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 is incorporated by reference as noted (i) in footnote 2 to the “Equity Compensation Plan Information” table on page 13, and (ii) in footnote 6 to the “Summary Compensation Table” on page 15. Our Annual Report on Form 10-K is being furnished to stockholders simultaneously with this Proxy Statement.

Deadline for Receipt of Stockholder Proposals for the 2005 Annual Meeting

If you want us to consider a proposal for possible inclusion in our Proxy Statement for our 2005 Annual Meeting of Stockholders, you must deliver your proposal to Sybase’s Corporate Secretary at our principal executive offices, One Sybase Drive, Dublin, California 94568 no later than December 30, 2004. Any such proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

If you wish to present a proposal at our 2005 Annual Meeting, and the proposal is not intended to be included in our Proxy Statement relating to that meeting, you must give advance notice to us prior to the deadline for such meeting determined in accordance with our Bylaws (the “Bylaw Deadline”), as described below. If you give notice of such a proposal after the Bylaw Deadline, you will not be permitted to present the proposal to the stockholders for a vote at the meeting. Rules under the Securities Exchange Act of 1934, as amended, also establish a different deadline for submission of stockholder proposals that are not intended to be included in our 2005 Proxy Statement with respect to the discretionary voting of proxies on such proposals (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for our 2005 Annual Meeting is March 15, 2005 (45 calendar days prior to the anniversary of the mailing date of this Proxy Statement). If you give notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against your proposal when and if the proposal is raised at our 2005 Annual Meeting. Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our next Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at our 2005 Annual Meeting, and we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.

If you intend to present a proposal or nomination from the floor at the 2005 Annual Meeting, but you do not intend to have it included in our 2005 Proxy Statement, then you must deliver a copy of your proposal or nomination to Sybase’s Corporate Secretary at our principal executive offices in accordance with the following procedures:

Under our Bylaws we must receive your notice not less than 90 days prior to the 2005 Annual Meeting (unless there is less than 100 days’ notice of the meeting date, in which case notice must be received no later than the tenth day following the day on which such notice is first given or disclosed). Also, your notice must state all of the following as to each matter, or the presiding officer may properly refuse to acknowledge your proposal or nomination:

•	your name and address, and the nature of the matter

•	that you are a stockholder of record and are entitled to vote at the meeting

•	the name and address of your nominee, if any

•	whether you will appear in person or by proxy to make the proposal or nomination

•	a description of all arrangements between you and the nominee, if any, regarding the nomination

•	all other information that would be required in a proxy statement

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the 2004 Annual Meeting, including any stockholder proposals received between the date of this Proxy Statement and the Bylaw Deadline for this year’s Annual Meeting, which is May 9, 2004 (the tenth day after this Proxy Statement is mailed).

The Board of Directors does not know of any other matters to be brought before this Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxy holders named in the enclosed proxy card intend to vote in accordance with their best judgment on such matters.

THE BOARD OF DIRECTORS

Dated: April 19, 2004

APPENDIX 1

Sybase, Inc,

Audit Committee Charter
(Amended and Restated as of March 3, 2003)

1. Purpose and Responsibilities. Among other things, the Audit Committee shall assist the Board of Directors in oversight of the following matters consistent with all applicable rules, regulations and guidance of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE): (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory disclosure and other requirements; (iii) the qualification, independence and performance of public accounting firms registered with the Public Company Accounting Oversight Board (PCAOB) (“registered public accounting firm”) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (“Independent Auditor”), and (iv) the effectiveness and efficiency of the Company’s internal audit function.

In addition, the Committee is delegated with direct responsibility for the following matters in compliance with Rule 10A-3 (b)(2) through (5) promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”):

•	Appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged as an Independent Auditor consistent with applicable rules, regulations and guidance issued from time to time by the SEC and NYSE. Such work shall include resolution of disagreements between Senior Management and the Independent Auditor regarding financial reporting). Each such registered public accounting firm shall report directly to the Audit Committee in accordance with procedures approved by the Audit Committee;

•	Pre-approval of all audit and non-audit related services to the Company and its subsidiaries consistent with procedures established by Company management and the Audit Committee;

•	Establishment of procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

•	Preparation of an annual audit committee report as required by the SEC to be included in the Company’s annual proxy statement;

•	Performance of annual self-evaluations; and

•	Such other duties and responsibilities as may be assigned to the Committee from time to time by the Board of Directors, or as may be required by the SEC, the NYSE or applicable law.

2. Authority. The Committee shall be given the resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents and to the Independent Auditor. The Committee shall also have authority, with notice to the Chairman of the Board, to engage independent counsel and other advisors it deems necessary or appropriate to carry out its purposes. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of the following: (i) compensation to any registered public accounting firm engaged as an Independent Auditor; (ii) compensation to advisors employed by the Audit Committee in connection with fulfilling its duties; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

3. Committee Structure. The Audit Committee shall consist of three or more directors who shall be appointed annually by the Board of Directors. The Board shall designate one Chairperson, and all Committee members shall be subject to removal at any time by a majority vote of the Board of Directors.

4. Member Qualifications; Audit Committee Financial Expert. Each Committee member shall meet the independence requirements set forth in Section 303A.01 of the NYSE Listed Company Manual, as the same may be amended, as well as the independence standards set forth Rule 10A-3(b)(1) promulgated under the Exchange Act, as the same may be amended. Each Committee member shall be financially literate, having a basic understanding of financial controls and reporting.

At least one Committee member shall also have accounting or related financial management expertise, and shall have all of the following attributes of an “audit committee financial expert,” as defined in Section 401(e) of Regulation S-K under the Exchange Act, as the same may be amended:

•	An understanding of financial statements and generally accepted accounting principles (GAAP);

•	An ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•	Experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues generally comparable to what can be expected to be raised by the Company’s financial statements, or experience in actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of Audit Committee functions

5. Compensation. No member of the Audit Committee shall receive any compensation from the Company other than his or her standard Directors’ fees and benefits.

6. Meetings. The Audit Committee will meet on a regular basis (not less than four times per year), and special meetings will be called as circumstances require. Any Committee member may call a meeting. The presence in person, by telephone or videoconference of at least two Committee members shall constitute a quorum necessary for the transaction of business. Meetings may be held at any time, any place and in any manner permitted by applicable law and the Company’s Bylaws. The Corporate Controller or Assistant Corporate Controller shall keep minutes of the Committee’s meetings, and the Committee Chairperson shall report the results of all Committee meetings regularly to the full Board. The Company’s Chief Financial Officer, Corporate Controller, representatives of the Company’s Internal Auditor and External Auditor, and the Chairperson of the Company’s Disclosure Review Committee will normally be present at each Committee meeting. The Company’s Chief Executive Officer will also meet with the Audit Committee on a regular basis.

7. Specific Responsibilities. In conjunction with fulfilling the purposes of its Charter, the Committee shall have the following specific responsibilities. From time to time, the Committee may take on additional or different responsibilities at the request of the Board of Directors, or as required by applicable law:

7.1	Relationship with Independent Auditor. The Audit Committee shall bear primary responsibility for establishing and managing the Company’s relationship with its Independent Auditor. In carrying out this responsibility, the Committee shall, among other things:

•	Select, evaluate, retain and terminate the Company’s Independent Auditors in consultation with the full Board;

•	Assure the Independent Auditor meets and maintains the standards of auditor independence established by the SEC and the NYSE while they are in service to the Company;

•	At least annually, evaluate the lead partner of the Independent Auditor, taking into account the opinions of management and the Company’s internal auditors, and present its conclusions to the full Board;

•	At least annually, obtain and review a report by the Independent Auditor describing the following matters: (i) the Independent Auditor’s quality control procedures; (ii) any material issues raised by the most recent internal quality control or peer review of the Independent Auditor (or by any inquiry or investigation by governmental or professional authorities) within the preceding five (5) years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the Independent Auditor and the Company; and

•	Establish hiring policies for employees or former employees of the Independent Auditor, as needed.

7.2	Oversight of Internal Audit. The Audit Committee shall also monitor the Company’s internal audit function. In carrying out this responsibility, the Committee shall, among other things review the Company’s internal audit plans, and at least quarterly review internal audit progress reports, particularly with respect to the correction of any deficiencies in the Company’s policies and procedures that could adversely affect the adequacy of the Company’s internal controls and financial reporting process, and the timeliness and reasonableness of all proposed corrective actions. The Committee shall also oversee the coordination of efforts between the internal audit function and the work of the Independent Auditor.

7.3	Financial Reporting. The Committee shall monitor the preparation by Senior Management of the Company’s quarterly and annual financial reports. In carrying out this responsibility, the Committee shall, among other things:

•	Review with Senior Management and the Independent Auditor the significant judgments and estimates used in developing the Company’s financial reports, and the major issues addressed;

•	Review accounting and reporting treatment of significant transactions outside the Company’s ordinary operations;

•	Meet with the Company’s General Counsel, Associate General Counsel, and outside counsel (if necessary) to discuss material legal matters that may impact the Company’s financial position;

•	Review with Senior Management and the Company’s Independent Auditor significant changes to the Company’s accounting policies and/or how they are applied as reflected in the financial reports;

•	Review (i) significant decisions made by Senior Management in preparing the Company’s financial reports; (ii) all audit problems or difficulties and management’s responses thereto; (iii) all outstanding disagreements between the Internal Auditor and Senior Management that would cause an Independent Auditor to issue a non-standard report regarding the Company’s financial statements; (iv) the appropriateness of the Company’s accounting principles (including the quality, not just the acceptability, of accounting principles); and (v) all other matters the Committee deems appropriate with respect to determining the accuracy and integrity of the Company’s financial reports;

•	Review the Company’s quarterly and annual financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports filed with the SEC;

•	Discuss the Company’s earnings press releases (including the type and presentation of information to be included in such releases), as well as financial information and earnings guidance provided to analysts and rating agencies;

•	Discuss policies and guidelines regarding risk assessment and risk management and review the Company’s major financial risk exposures and the steps taken by Senior Management to monitor and control such exposures; and

•	Report at least quarterly to the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, its compliance with legal or regulatory requirements, the performance of the Independent Auditor or the performance of the internal audit function.

7.4	Other Audit Committee Responsibilities. In addition, the Committee shall do the following:

•	Meet separately with the Independent Auditor, internal auditors and management at least quarterly and otherwise as-needed to discuss relevant matters referenced in this Charter;

•	At least once annually, review and assess the adequacy of its Audit Committee Charter and have any and all proposed revisions approved by the Board of Directors; and

•	Undertake such other duties delegated to it by the Board, or as required under applicable law.

APPENDIX 2

SYBASE, INC.
AMENDED AND RESTATED
2003 STOCK PLAN
(Amended and Restated Effective May 27, 2004)

     SYBASE, INC., hereby amends and restates in its entirety the Sybase, Inc. 2003 Stock Plan, as of March 25, 2004 (“Plan Adoption Date”). The amended and restated 2003 Stock Plan shall hereinafter be referred to as the “Plan.” The Plan shall become effective upon approval by the stockholders of Sybase, Inc. at the Annual Meeting of Stockholders to be held May 27, 2004, or such other date as determined in accordance with Section 11.3 below (“Plan Effective Date”). Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.

SECTION 1
BACKGROUND AND PURPOSE

     1.1 Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Performance Shares, Performance Units, Deferred Stock Units and Restricted Stock.

     1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain the following individuals: (a) employees of the Company and its Affiliates; (b) consultants who provide significant services to the Company and its Affiliates; and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s stockholders.

SECTION 2
DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

     2.2 “Administrator” means, collectively the Board, and/or one or more Committees, and/or one or more executive officers of the Company designated by the Board to administer the Plan or specific portions thereof.

     2.3 “Affiliate“means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

     2.4 “Applicable Law” means the legal requirements relating to the administration of Options, SARs, Performance Shares, Performance Units, Deferred Stock Units and Restricted Stock and similar incentive plans under applicable state corporate and securities laws, the Code, and applicable rules and regulations promulgated by the NYSE or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.

     2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Shares, Performance Units and/or Deferred Stock Units.

     2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

     2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

     2.8 “Change in Control” means the occurrence of any of the following events:

            (a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

            (b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

            (c) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the Plan Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors); or

            (d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

     2.9 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.10 “Committee” means any committee appointed by the Board of Directors to administer the Plan or any portion thereof that (i) is composed entirely of Independent Directors, and (ii) has a published committee charter as required under applicable NYSE rules.

     2.11 “Company” means Sybase, Inc., a Delaware corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Administrator may determine that “Company” means Sybase and its consolidated Subsidiaries.

     2.12 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

     2.13 “Continuous Status” as an Employee, Consultant or Director means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company and any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is not so guaranteed, then on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Continuous Status as a Director means the absence of any interruption or termination of service as a Director.

     2.14 “Deferred Stock Units” means an Award granted to a Participant that is Restricted Stock, Performance Shares or Performance Units and that is paid out on a deferred basis after such Award has vested as described in Section 10.3.

     2.15 “Director” means any individual who is a member of the Board of Directors of the Company.

     2.16 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

     2.17 “Employee” means any employee of the Company or of an Affiliate.

     2.18 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

     2.19 “Fair Market Value” means the closing price of the Company’s Shares on the NYSE on the relevant date. If the Shares are not trading on the NYSE on the relevant date, “Fair Market Value” means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the closing bid on the relevant date; if there are neither bids nor sales on the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the last market trading day before the relevant date, as determined by the Administrator. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, Fair Market Value shall be determined by the Administrator (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

     2.20“Fiscal Year” means a fiscal year of the Company.

     2.21“Freestanding SAR” means a SAR that is granted independently of any Option.

     2.22 “Grant Date” means with respect to an Award, the effective date an Award is granted.

     2.23 “Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.24 “Independent Director” means a Nonemployee Director who is (i) a “non-employee director” within the meaning of Section 16b-3 of the 1934 Act, (ii) “independent” as determined under the applicable rules of the NYSE, and (iii) an “outside director” under Treasury Regulation Section 1.162-27(e)(3), as any of these definitions may be modified or supplemented from time to time.

     2.25 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Administrator in its discretion.

     2.26 “Misconduct“shall include commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate) and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (d) misuse of any trade or business secrets or confidential, secret, privileged, or non-public information relating to the Company’s (or any Affiliate’s) business or breach of the Company’s Nondisclosure and Assignment of Inventions Agreement, or (e) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

     2.27 “NYSE” means New York Stock Exchange.

     2.28 “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.

     2.29 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

     2.30 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

     2.31 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

     2.32 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement, including without limitation goals tied to Individual Objectives and/or the Company’s (or a business unit’s) annual revenue, cash position, earnings per share, operating cash flow, net income, operating income, or other financial measure determined in accordance with U.S. generally accepted accounting principles (“GAAP”). The Performance Goals may differ from Participant to Participant and from Award to Award.

     2.33 “Performance Shares” mean an Award granted to a Participant pursuant to Section 9 of the Plan that entitles the Participant to receive a prescribed number of Shares upon achievement of performance objectives associated with such Award.

     2.34 “Performance Unit” means an Award granted to Participant pursuant to Section 9 of the Plan that entitles the Participant to receive a cash payment equal to the value of a prescribed number of Shares upon achievement of performance objectives associated with such Award.

     2.35 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions that subject the Shares to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator, in its discretion.

     2.36 “Plan” means this amended and restated Sybase, Inc. 2003 Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

     2.37 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

     2.38 “Retirement” means the termination of employment pursuant to the Company’s retirement policies for an Employee who has attained the age of fifty-five (55) and whose Continuous Status as an Employee was not interrupted during the previous five (5) years.

     2.39 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

     2.40 “SEC” means the U.S. Securities and Exchange Commission.

     2.41 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

     2.42 “Shares” means the shares of common stock of the Company.

     2.43 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as a SAR. A SAR gives a Participant a right to receive an amount equal to the difference between the exercise price of the Shares on the grant date and the Fair Market Value of the Shares on the exercise date. For example, assume a Participant is granted 100 SARs at an exercise price of $20 (i.e., 100% of the Fair Market Value of the underlying Shares on the grant date). When the SARs become exercisable, the Fair Market Value of the underlying Shares is $30 per Share. Therefore, upon exercise of the SAR the Participant is entitled to receive $1,000 (100 Shares x $10 per Share).

     2.44 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.45 “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

SECTION 3
ADMINISTRATION

     3.1 The Administrator. The Administrator shall be appointed by the Board of Directors from time to time.

     3.2 Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to make recommendations to the Board regarding the following: (a) which Employees, Consultants and Directors shall be granted Awards; (b) the terms and conditions of the Awards, (c) interpretation of the Plan, (d) adoption of such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adoption of rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpretation, amendment or revocation of any such rules.

     3.3 Delegation by the Administrator. The Administrator, in its discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors; provided, however, that the Administrator may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

     3.4 Decisions Binding. All determinations and decisions made by the Administrator, the Board, and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

SECTION 4
SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares.

     4.1.1 Subject to adjustment as provided in Section 4.3, the total number of Shares initially available for grant under the Plan shall be 2,500,000 (i.e., the existing 2003 Plan share reserve), plus (i) the shares available for grant under the Sybase, Inc. 1996 Stock Plan as of the Plan Adoption Date (not to exceed 1,836,351 shares); plus (ii) the shares available for grant under the 1999 Plan as of the

Plan Adoption Date (not to exceed 555,745 shares), plus (iii) any shares represented by awards granted under the 1996 Plan, the 1999 Plan, or the 1992 Director Plan or the 2001 Director Plan (collectively, the “Existing Plans”) as of the Plan Adoption Date that are forfeited or cancelled or expire without the delivery of Shares. As of the Plan Adoption Date, there were a total of 17,202,848 options and awards issued but unexercised under the Existing Plans. Upon stockholder approval of the Plan, no further shares will be issued under any Existing Plan. When any Award made under the Plan expires, or is forfeited or cancelled without the delivery of Shares, such Shares will become available for future Awards under the Plan. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares.

     4.1.2 Limit on Discounted Awards. Notwithstanding the foregoing, no more than twenty percent (20%) of the total Shares issuable under the Plan may be granted pursuant to Awards with an exercise price or purchase price that is less than 100% of Fair Market Value on the Grant Date.

     4.2 Lapsed Awards. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

     4.3 Adjustments in Awards and Authorized Shares. Subject to the provisions of Section 10.6, in the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 8.1 and 10.6. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

     4.4 Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     4.5 Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 5
EMPLOYEE AND CONSULTANT STOCK OPTIONS

     The provisions of this Section 5 are applicable only to Options granted to Employees (including Directors who are also Employees), and Consultants. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.

     5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Sections 4.1.2 and 10.6, shall determine the number of Shares subject to each Option.

     5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

     5.3 Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.

          5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be determined by the Administrator, but in no case shall the per Share exercise price be less than eighty-five percent (85%) of the Fair Market Value of a Share on the Grant Date.

          5.3.2 Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:

               (a) The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

               (b) Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Nonemployee Directors or Consultants;

               (c) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

               (d) In the event of an Participant’s change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months and one (1) day following such change of status.

          5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Administrator, in its discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price of no less than eighty-five percent (85%) of the Fair Market Value of the Shares on the Grant Date.

     5.4 Expiration of Options.

          5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

               (a) Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement; or

               (b) Termination of Continuous Status as Employee or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her Continuous Status as an Employee or Consultant (other than termination for a reason described in subsections (c), (d), (e), (f) or (g) below); or

               (c) Misconduct. In the event a Participant’s Continuous Status as an Employee or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire five (5) business days following written notice from the Company to the Participant;

               (d) Disability. In the event that a Participant’s Continuous Status as an Employee or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or

               (e) Death. In the event of the death of a Participant, the Option may be exercised at any time within twenty-four (24) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or

               (f) Retirement. In the event that an Participant’s Continuous Status as an Employee terminates as a result of the Participant’s Retirement, the Participant may exercise his or her Option at any time subject to the limitations in the Plan and the Award Agreement, but only to the extent that the Participant was entitled to exercise the Option at the time of such termination, unless otherwise expressly provided in a written agreement between the Participant and the Company. However, any Incentive Stock Options not exercised within three (3) months of the termination of the Participant’s Continuous Status as an Employee shall be treated for tax purposes as Nonstatutory Stock Options three (3) months and one (1) day following such Retirement; or

               (g) 10 Years from Grant. Unless otherwise specified above, an Option shall expire no more than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

               (h) Change in Status. In the event a Participant’s status has changed from Consultant to Employee, or vice versa, a Participant’s Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status.

          5.4.2 Administrator Discretion. Subject to the limits of Section 5.4.1, the Administrator, in its discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to limitations applicable to Incentive Stock Options).

     5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Administrator shall determine in its discretion. After an Option is granted, the Administrator, in its discretion, may accelerate the exercisability of the Option.

     5.6 Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     5.6.1 Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Administrator, in its discretion, also may permit the same-day exercise and sale of Options and related Shares, or exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, unless otherwise determined by the Administrator), or by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

          5.6.2 Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

SECTION 6
STOCK APPRECIATION RIGHTS

     6.1 Grant of SARs. Subject to the terms of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Administrator. The Administrator may grant, Freestanding SARs, Tandem SARs, or any combination thereof.

          6.1.1 Number of Shares. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitation in Section 10.6.

          6.1.2 Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than eighty-five percent (85%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem SARs shall equal the Exercise Price of the related Option.

     6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

     6.3 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Administrator, in its discretion, shall determine.

     6.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator shall determine.

     6.5 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of related Options as set forth in Sections 5.4.

     6.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of a Share on the date of exercise over the Option Exercise Price, times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7
RESTRICTED STOCK

     7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine. The Administrator, in its discretion and subject to Section 10.6, shall determine the number of Shares to be granted to each Participant.

     7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

     7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.

     7.4 Other Restrictions. The Administrator, in its discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

          7.4.1 General Restrictions. The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.

          7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          7.4.3 Legend on Certificates. The Administrator, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law.

     7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

     7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

     7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8
NONEMPLOYEE DIRECTOR AWARDS

     The provisions of this Section 8 are applicable only to Nonemployee Directors. Nonemployee Directors shall be entitled to receive all types of Awards under this Plan.

     8.1 Granting of Options.

          8.1.1 Initial Grants. Each Nonemployee Director who first becomes a Nonemployee Director on or after the Plan Effective Date (excluding each Nonemployee Director whom, at the time he or she first becomes a Director, holds unvested options to purchase Shares or securities convertible or exchangeable for Shares as a result of such Outside Director’s service as a director of an Affiliate), shall be entitled to receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, an Award having an Imputed Value of up to $308,000 on the date of grant, or such lesser number of Shares as is allowed pursuant to Section 10.6. Such Award may consist of a single type or any combination of the types of Awards permissible under this Plan, as determined from time to time by the Board as a whole.

          8.1.2 Ongoing Grants. On the first trading day of February in each calendar year, each Non-Employee Director who has served as a Nonemployee Director for at least five months on that date shall be granted an Award having an Imputed Value of up to $400,000 on the date of grant, or such lesser amount of Shares as is allowed pursuant to Section 10.6, provided that such Non-Employee Director is a member of the Board. Such Award may consist of a single type or any combination of the types of Awards permissible under this Plan, as determined from time to time by the Board as a whole.

          8.1.3 “Imputed Value.” For purposes of Sections 8.1.1, 8.1.2 and 8.3 (as such section relates to Options), the “Imputed Value” of any Award shall mean the value on the applicable date as determined in accordance with Financial Accounting Standards Board Statement No. 123, “Accounting for Stock-Based Compensation,” as the same may be amended from time to time.

          8.1.4 One-Time 2004 Make-Up Grants. As soon as practicable after the Company’s stockholders first approve the Plan in 2004, the following shall occur:

               (a) Each Nonemployee Director who was granted a Nonqualified Stock Option under the 2001 Director Option Plan for less than the scheduled annual amount in February 2004 (“2004 Grant”), shall be entitled to receive a one-time make-up grant of Nonqualified Stock Options to purchase 22,000 Shares under the Plan so that the total number of Shares subject to each such Director’s 2004 Grant shall equal 26,000 Shares. Options granted pursuant to this Section 8.1.4(a) shall be vested on the Grant Date as if such Options had been granted on February 2, 2004, and shall vest as to an additional 1/48th of the Shares each month thereafter so that one hundred percent (100%) of the Shares shall be exercisable as of February 2, 2007;

               (b) One Nonemployee Director who became a Director as of February 4, 2004 shall be entitled to receive a one-time grant of Nonqualified Stock Options to purchase 20,000 Shares under this Plan. Options granted pursuant to this Section 8.1.4(b) shall be vested on the Grant Date as if such Options had been granted on February 4, 2004, and shall vest as to an additional 1/48th of the Shares each month thereafter so that one hundred percent (100%) of the Shares shall be exercisable as of February 4, 2007; and

               (c) No Options shall be granted pursuant to Sections 8.1.4 (a) or (b) prior to stockholder approval of the Plan.

     8.2 Terms of Options.

          8.2.1 Option Agreement. A written Award Agreement between the Participant and the Company shall evidence each Option granted pursuant to this Section 8.

          8.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 8 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

          8.2.3 Expiration of Options. Each Option granted pursuant to this Section 8 shall terminate upon the first to occur of the following events:

               (a) The date for termination of the Option set forth in the written Award Agreement; or

               (b) The expiration of ten (10) years from the Grant Date; or

               (c) The expiration of twelve (12) months from the date the Participant ceases Continuous Status as a Director for any reason other than the Participant’s death or Disability; or

               (d) In the event that a Participant’s Continuous Status as a Director terminates as a result of the Participant’s death or Disability, the Participant’s Option shall terminate in accordance with the provisions set forth in Section 5.4.1 (d) and (e), respectively.

          8.2.4 Nonqualified Stock Options Only. No Incentive Options may be granted pursuant to this Section 8.

          8.2.5 Vesting and Other Terms. Except as provided in Sections 8.1.4 and 8.2.3, Options granted pursuant to this Section 8 shall become exercisable on terms and conditions determined by the Administrator in its sole discretion. All other provisions of the Plan not inconsistent with this Section 8 shall also apply to Options granted to Nonemployee Directors. In the event of any inconsistency between provisions set forth in Section 8 and those set forth elsewhere in the Plan as they relate to Options, the provisions of Section 8 shall govern with respect to Options granted to Nonemployee Directors.

          8.2.6 Substitute Options. In the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), an individual who becomes a Nonemployee Director as a result of such transaction may be granted Options in substitution for options granted by the unrelated corporation. If such substitute Options are granted, the Administrator, in its discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options, subject to Section 4.1.2.

     8.3 Elections by Nonemployee Directors. Pursuant to such procedures as the Administrator (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for an Award under this Plan. The number of Shares subject to an Award received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The number of Options granted shall be determined by dividing the cash amount foregone by the Imputed Value of the Options (as defined in Section 8.1.3), rounded up to the nearest whole number of Shares. The procedures adopted by the Administrator for elections under this Section 8.3 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3.

SECTION 9
PERFORMANCE SHARES AND PERFORMANCE UNITS

     9.1 Grant of Performance Shares/Units. Subject to the terms and conditions of the Plan, Performance Shares and Performance Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Administrator in its discretion.

          9.1.1 Number of Units or Shares. The Administrator will have complete discretion in determining the number of Performance Shares and Performance Units granted to any Participant, subject to the limitations in Sections 4.1.2 and 10.6, provided that during any Fiscal Year, (a) no Participant shall receive Performance Units having an initial Imputed Value (defined in Section 8.1.3) greater than $1,000,000, except that such Participant may receive Performance Units in a Fiscal Year in which his or her service as an Employee first commences with an initial value no greater than $2,000,000.

          9.1.2 Value of Performance Shares/Units. Subject to Section 4.1.2, each Performance Unit will have an initial Imputed Value that is established by the Administrator on or before the Grant Date in accordance with Section 8.1.3. Each Performance Share will have an initial Imputed Value equal to the Fair Market Value of a Share on the Grant Date.

     9.2 Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions, including, without limitation, time-based vesting provisions, in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Shares/Units that will be paid out to Participants. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Shares/Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide or individual goals or any other basis determined by the Administrator in its discretion.

     9.3 Earning of Performance Shares/Units. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

     9.4 Form and Timing of Payment of Performance Shares/Units. Payment of earned Performance Shares/Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its discretion, may pay earned Performance Shares/Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

     9.5 Cancellation of Performance Shares/Units. On the date set forth in the Award Agreement, all unearned or unvested Performance Shares/Units will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 10
MISCELLANEOUS

     10.1 Change in Control.

          10.1.1 Generally. In the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

          10.1.2 Options and SARs. If the Administrator determines that Options and SARs will be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation, then

               (a) In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Options and SARs held by such Participant shall immediately become one hundred percent (100%) exercisable. In such event, the Company shall notify the Participant in writing or electronically that the Options and SARs are fully exercisable (subject to the consummation of the Change in Control) for a period of forty-five (45) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

               (b) For the purposes of this Section 10.1.2, the Option or SAR shall be considered assumed if, following the Change in Control, the option or SAR confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control event by holders of Shares for each Share held on the closing date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Administrator or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

          10.1.3 Restricted Stock. If the Administrator determines that any Company repurchase or reacquisition right with respect to outstanding Shares of Restricted Stock held by the Participant will be assigned to the successor corporation, then in the event that the successor corporation refuses to accept the assignment of any such Company repurchase or reacquisition right, such Company repurchase or reacquisition right will immediately lapse and the Participant will become one hundred percent (100%) vested in such Shares of Restricted Stock prior to the closing of the Change in Control event.

          10.1.4 Performance Shares/Units. If the Administrator determines that Performance Shares/Units will be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation, then

               (a) in the event that the successor corporation refuses to assume or substitute for the Performance Shares/Units, 100% of all performance objectives will be deemed achieved and all other terms and conditions met. In such event, the Company shall notify the Participant in writing or electronically that the Performance Shares/Units are fully exercisable (subject to the consummation of the Change in Control) for a period of forty-five (45) days from the date of such notice, and Performance Shares/Units shall terminate upon the expiration of such period.

               (b) For the purposes of this Section 10.1.4, the Performance Share/Unit shall be considered assumed if, following the Change in Control, the Performance Share/Unit confers the right to purchase or receive, for each Share subject to the Performance Share/Unit immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Administrator or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the payout of a Performance Share/Unit, for each Share subject to such Award (or, in the case of Performance Units, the number of implied Shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Shares), to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control. Notwithstanding anything in this Section 10.1.4 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the successor corporation’s post Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

     10.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase rights applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

     10.3 Deferrals. The Administrator, in its discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its discretion.

     10.4 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment with the Company and its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Nonemployee Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Nonemployee Director or the Company may have to terminate his or her directorship at any time.

     10.5 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     10.6 Limitations on Awards. No Participant shall be granted an Award in any Fiscal Year for Shares representing more than the lesser of (i) one percent (1%) of the Company’s total number of outstanding Shares immediately prior to the issuance of such Award, or (ii) two million (2,000,000) Shares; provided, however, that such limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 4.3.

     10.7 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

     10.8 Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

     10.9 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

     10.10 Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

     10.11 Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

     10.12 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

SECTION 11
AMENDMENT, TERMINATION, AND DURATION; RE-PRICING PROHIBITED

     11. 1 Amendment, Suspension, or Termination. Except as provided in Section 11.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

     11.2 No Amendment or Re-Pricing without Stockholder Approval. The Company shall obtain stockholder approval of any material Plan amendment (including but not limited to any provision to reduce the exercise or purchase price of any outstanding Options or other Awards after the Grant Date (other than for adjustments made pursuant Section 4.3), or to cancel and re-grant Options or other rights at a lower exercise price), to the extent necessary or desirable to comply with the rules of the NYSE, the Exchange Act, Section 422 of the Code, or other Applicable Law.

     11.3 Plan Effective Date and Duration of Awards . The Plan Effective Date shall be effective as of May 27, 2004 (or such other date as the stockholders of the Company shall have approved the Plan by the required vote), subject to Sections 11.1 and 11.2 (regarding the Board’s right to amend or terminate the Plan), and shall remain in effect thereafter. However, without further stockholder approval, no Award may be granted under the Plan more than ten (10) years after the Plan Effective Date.

SECTION 12
TAX WITHHOLDING

     12. 1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

     12.2 Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

SECTION 13
LEGAL CONSTRUCTION

     13.1 Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     13.2 Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares, which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

     13.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     13.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     13.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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     13.6 Securities Law Compliance. With respect to Section 16 individuals, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

     13.7 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California .

     13.8 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

SECTION 14

EXECUTION

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

SYBASE, INC.
Dated: March 25, 2004	By:	/s/ DANIEL R. CARL
Daniel R. Carl
Vice President, General Counsel and Secretary

FORM OF PROXY

SYBASE, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 27, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 19, 2004, and hereby appoints Pieter A. Van der Vorst, Scott V. Irey and Teresa D. Chuh, or any of them, with full power of substitution, attorneys and proxy holders to vote, as indicated on the reverse side, all shares of Common Stock of SYBASE, INC., a Delaware Corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held May 27, 2004 at 10:00 a.m. local time at the offices of the Company located at the United Nations Conference Room, One Sybase Drive, Dublin, California 94568, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if personally present at such meeting, on the matters set forth on the reverse side.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE )

SYBASE, INC.

Vote on Directors

1. Election of Class III Directors		For All	Withhold All	For All Except:	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below:

Nominees:	1) Cecilia Claudio	☐	☐	☐
2) L. William Krause
3) Robert P. Wayman
Vote on Proposals

2.	Adoption of the Sybase, Inc. Amended and Restated 2003 Stock Plan	For	Against	Abstain
		☐	☐	☐

3.	Ratification of Ernst & Young LLP as independent auditors for 2004	For	Against	Abstain
		☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature (Please Sign Within Box)	Date	Signature (Joint Owner)	Date